Exhibit 99.1
575 Lexington Avenue, New York, New York 10022
Tel: 212.906.9400 Fax: 212.935.5935
Appraisal of
Lazy Hollow Apartments
8782 Cloudleap Court
Columbia, MD 21045

October 20, 2011
Mr. Trent Johnson
Vice President
Angeles Realty Corporation II
4582 S. Ulster St., Suite 1100
Denver, CO 80237

Re:	Appraisal of Lazy Hollow Apartments 8782 Cloudleap Court Columbia, MD 21045 KTR No. 11-1-00281
Dear Mr. Johnson:
In accordance with our agreement dated October 6, 2011, KTR Real Estate Advisors LLC (“KTR”) has performed an Appraisal of the above-referenced property and has communicated the results in the attached Self-contained Appraisal Report. The purpose of this assignment is to estimate the Market Value of the Leased Fee Interest in the subject property as of October 1, 2011. The property was inspected by a staff member of KTR on March 4, 2011. The report has been prepared for Angeles Realty Corporation II for client’s use in asset valuation and financial reporting purposes.
Situated as noted above, the subject property consists of a 9.53-acre site improved with a 178-unit, garden-style apartment complex. The subject was developed in 1979 and contains 175,722 square feet of rentable area. The property is operating at stabilized occupancy and is in good physical condition. The subject property is more fully described, legally and physically, within the attached report.
Based on the analysis contained in the attached report, the Market Value of the Leased Fee Interest in the subject property, as of October 1, 2011 is:
TWENTY SEVEN MILLION DOLLARS
($27,000,000)
EXTRAORDINARY ASSUMPTION
KTR previously inspected the subject property in March 2011. The scope of work of this appraisal did not include a physical inspection of the subject property. The values derived herein are based on the extraordinary assumption that the physical condition of the subject property has not materially changed since the date of our last inspection. Should this assumption be incorrect, the values reported herein may be materially impacted.
The attached report, in its entirety, including all assumptions and limiting conditions, which is an integral part of, and inseparable from, this transmittal letter, contains the data, information, analyses and calculations upon which the value conclusion indicated herein are based. The report was prepared in compliance with the Uniform Standards of Professional Appraisal Practice (USPAP) as set forth by the Appraisal Foundation and in accordance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.
575 Lexington Avenue, New York, NY 10022
T tel 212.906.9400  •  fax 212.935.5935

Angles Realty Corporation II Lazy Hollow Aparetments October 20, 2011 Page 2
It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, analyses or conclusions.
Respectfully submitted,
KTR REAL ESTATE ADVISORS LLC

By:	Terence Tener, MAI, ASA	By:	Thomas J. Tener
	Managing Partner		Managing Partner

By:	Phillip Brandt
Associate

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page i

INTRODUCTION

Title Page
Letter of Transmittal
Table of Contents	i
Certificate of Appraisal	ii
Basic Assumptions and Limiting Conditions	iii
Subject Property Photographs & Maps	v

PREMISES OF THE APPRAISAL
Summary of Salient Facts and Conclusions	1
Property Identification	2
Sales History	2
Purpose and Scope of the Appraisal	2
Definition of Market Value	3
Property Rights Appraised	3
Intended Use and User of the Appraisal and Reporting	3
Exposure Time	4

PRESENTATION OF DATA
Regional and Area Analysis	5
Neighborhood Analysis	8
Site Analysis	10
Improvement Analysis	13
Zoning Analysis	16
Real Estate Assessments and Taxes	19
Apartment Market Analysis	21

ANALYSIS OF DATA AND CONCLUSIONS
Highest and Best Use	32
Valuation Process	33
Income Capitalization Approach	35
Sales Comparison Approach	44
Reconciliation and Final Value Conclusion	52

ADDENDA
Additional Subject Property Photographs
Submitted Information
Qualifications of the Appraiser
KTR Real Estate Advisors, LLC

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Columbia, MD	Page ii
CERTIFICATE OF APPRAISAL
We, Terence Tener, MAI, ASA and Thomas J. Tener certify that to the best of our knowledge and belief:
The statements of fact contained in this report are true and correct.
The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.
We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.
Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.
Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.
Phil Brandt has made a personal inspection of the property that is the subject of this report.
Phillip Brandt provided significant real property appraisal assistance to the persons signing this certification.
This appraisal was not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval.
The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.
The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
As of the date of this report, Terence Tener, MAI, ASA has completed the continuing education program of the Appraisal Institute.
Terence Tener, MAI, ASA has been duly certified to transact business as a Real Estate General Appraiser (New York certification #460000003819)
Thomas J. Tener has been duly certified to transact business as a Real Estate General Appraiser (New York certification #460000033225; Maryland Temporary Permit No. 2036, Effective Date 10/7/11).
Terence Tener, MAI, ASA and Thomas J. Tener have extensive experience in the appraisal of similar properties.
The subject was previously appraised by KTR Real Estate Advisors LLC in March 2011. Prior to this, to the best of our knowledge, the appraiser has not appraised or provided any other services with respect to the subject property in the last 3 years.
KTR REAL ESTATE ADVISORS LLC

By:	Terence Tener, ASA, MAI	By:	Thomas J. Tener
	Managing Member		Managing Member
KTR Real Estate Advisors, LLC

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Columbia, MD	Page iii
BASIC ASSUMPTIONS AND LIMITING CONDITIONS
This appraisal report is subject to the following assumptions and limiting conditions:
1.	No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

2.	The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3.	Responsible ownership and competent property management are assumed.

4.	The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

5.	All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

6.	It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

7.	It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

8.	It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity has been stated, defined, and considered in the appraisal report.

9.	It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

10.	It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

11.	The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

12.	Unless otherwise stated, possession of this report, or a copy thereof, does not carry with it the right of publication.

13.	The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

14.	Unless otherwise stated, neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without prior written consent and approval of the appraisers.
KTR Real Estate Advisors, LLC

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Columbia, MD	Page iv
15.	Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the value is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16.	The Americans with Disabilities Act (“ADA”) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, he did not consider possible non-compliance with the requirements of the ADA in estimating the value of the property.

17.	Former personal property items such as kitchen and bathroom appliances are now either permanently affixed to the real estate or are implicitly part of the real estate in that tenants expect the use of such items in exchange for rent and never gain any of the rights of ownership. Furthermore, the intention of the owners is not to remove the articles which are required under the implied or express Warranty of Habitability. The accounting for the short-lived nature of such items is reflected in a reserves for replacement expense category.
EXTRAORDINARY ASSUMPTION
KTR previously inspected the subject property in March 2011. The scope of work of this appraisal did not include a physical inspection of the subject property. The values derived herein are based on the extraordinary assumption that the physical condition of the subject property has not materially changed since the date of our last inspection. Should this assumption be incorrect, the values reported herein may be materially impacted.
KTR Real Estate Advisors, LLC

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Columbia, MD	Page v
SUBJECT PROPERTY PHOTOGRAPH
KTR Real Estate Advisors, LLC

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Columbia, MD	Page vi
REGIONAL MAP
KTR Real Estate Advisors, LLC

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NEIGHBORHOOD MAP
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 1

SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Date of Value	October 1, 2011

Date of Inspection	March 4, 2011

Property Name	Lazy Hollow Apartments

Property Address	8786 Cloudleap Court Columbia, MD 21045

Property Location	At the foot of Cloudleap Court in the Village of Long Reach in the community of Columbia, Howard County, Maryland.

Tax Identification	16-101087

Purpose of the Appraisal	To estimate the Market Value of the Leased Fee Interest in the subject property, free and clear of financing.

Site Size	Irregular in shape containing a total of 9.53 acres

Zoning	NT – New Town District

Improvements	A 178-unit garden apartment complex completed in 1979 with 13 apartment buildings. Aside from laundry rooms and landscaping, the property offers no special amenities. The property is operating at stabilized occupancy and is in good physical condition.

2011 Assessed Value	$14,218,700

Highest and Best Use

As If Vacant	Residential development.
As Improved	Continued use of the existing improvements.

VALUATION INDICATIONS
Income Capitalization	$27,200,000
Stabilized NOI	$1,634,213
Cap Rate	6.0%
Value per Unit	$152,809
Value per Sq Ft	$154.79
Sales Comparison	$26,900,000
Value per Unit	$151,124
Value per Sq Ft	$153.08
Cost Approach	N/A
APPRAISED VALUE	$27,000,000
Value per Unit	$151,685
Value per Sq Ft	$153.65
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 2

PREMISES OF THE APPRAISAL

Identification	The subject property consists of the land and improvements at 8786 Cloudleap Court within the community of Columbia in Howard County, Maryland. The Howard County Assessor identifies the property as Tax Parcel Identification Number 16-101087. The property consists of a 9.53 acre site improved with 178-unit apartment complex known as Lazy Hollow Apartments.

Sales History of the Subject Property	According to public records, the current owner of the subject property is Lazy Hollow Partners, who has owned the property since July 1989. We are not aware of any transfers of ownership within the three-year period prior to the effective date of value. It is our understanding that the subject property is not being listed for sale and we are not aware of any contracts of sale pending as of the date this report was prepared.

Purpose and Scope of the Appraisal	The purpose of the appraisal is to estimate the market value of the subject property as of the date of value. It is the intent of the appraisers that the analysis, opinions and conclusions of this report be considered an unbiased, objective investigation performed by a disinterested third party with complete objectivity as to the outcome of the analysis.

According to the Appraisal Institute’s Code of Professional Ethics and Uniform Standards of Professional Appraisal Practice, the scope of the appraisal is cited as “the extent of the process of collecting, confirming, and reporting data” included in an appraisal report. All appropriate data deemed pertinent to the solution of the appraisal problem has been collected and confirmed. In our appraisal of the subject property, we have:
1.	KTR previously inspected the subject property in March 2011. The scope of work of this appraisal did not include a physical inspection of the subject property.

2.	Reviewed demographic and other socioeconomic trends pertaining to the city and region.

3.	Examined regional apartment market conditions, with special emphasis on the subject property’s apartment submarket.

4.	Investigated lease and sale transactions involving comparable properties in the influencing market.

5.	Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, we have reviewed the subject property’s recent operating history and those of competing properties.

6.	Utilized appropriate appraisal methodology to derive estimates of value.

7.	Reconciled the estimates of value into a single value conclusion.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 3

Definition of Market Value	The definition of Market Value used in this appraisal report is taken from the Appraisal Institute’s The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, which states:

“The most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sales, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.”

Property Rights Appraised	The interest being appraised is the Leased Fee Interest. Leased Fee Interest is defined in The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, as:

An ownership interest where the possessory interest has been granted to another party by creation of a contractual landlord tenant relationship, i.e. a lease. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

Intended Use and Intended User	The intended user of this report is Angeles Realty Corporation II. It is understood that this appraisal will be utilized by the intended user as an aid in asset evaluation and financial reporting. All others reading or relying on this appraisal report are considered unintended users of this appraisal. The appraisal cannot be used for any other reason than that stated above. The appraisers are not responsible for unauthorized use of this report.

This appraisal has been prepared in compliance with the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of the Appraisal Foundation as well as the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. The presentation of data and results of our analysis are presented in a Self-contained Report format as set forth under Standards Rule 2-2 of the USPAP.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 4

Exposure Time	According to the previously stated definition of Market Value, the property must be allowed a reasonable time to be exposed in the open market to achieve the appraised value. Exposure is defined by the Appraisal Institute, The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, as:

“1. The time a property remains on the market.

2. The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.”

Exposure time is always presumed to occur prior to the effective date of the appraisal. The overall concept of reasonable exposure encompasses not only adequate, sufficient and reasonable time but also adequate, sufficient and reasonable effort. Exposure time is different for various types of real estate and value ranges and under various market conditions.

Review of transfer records suggests that there is an active investor market for good quality apartment properties; however, conventional sources of capital is somewhat limited and mortgage underwriting has remained conservative with a greater level of equity required to obtain financing in comparison to the period leading up to September 2008. These factors have impacted sales activity for most types of investment grade real estate.

We believe that if the subject property were exposed to the market for a reasonable period of time prior to the effective date of this appraisal, which we consider to be a period of up to 12 months, the subject property would transfer at an appropriate price, that is to say, the appraised value. Support for this exposure period is provided by the PwC Real Estate Investor Survey Third Quarter 2011, which indicates that marketing times for apartment properties in the national market range from none to 18 months. The average marketing time equates to 5.85 months, down from 7.16 months reported one year ago. This marketing period is supported by data in the local market.

We acknowledge that in appraising the property to sell after the aforementioned exposure period, we must place most emphasis on the buyer’s expectations and yield requirements. The value conclusion rendered for the property through implementation of the Income Capitalization Approach has been accorded most significance as this technique most closely emulates buyer’s expectations and yield requirements. The market value estimate concluded herein assumes an exposure and marketing period of up to 12 months has occurred.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 5

REGIONAL ANALYSIS

Overview	The subject property is located in the community of Columbia, Howard County within the Baltimore MSA. The Baltimore MSA is comprised of six counties and one city. The six counties are Anne Arundel County, Baltimore County, Carroll County, Harford County, Howard County and Queen Anne County and the city is the City of Baltimore.

Transportation	The highway system in Baltimore centers on the Beltway, a system of interstate expressways that encircles the City. I-695 is the major component of the Beltway, which also junctions with I-95, I-795, I-895, I-70 and I-83. These interstate roadway systems connects communities within the surrounding suburban counties.

The metropolitan region is served by three Airports: Baltimore Washington International (BWI), Ronald Reagan International (formerly National Airport) and Dulles International Airport. The three airports are ranked among the top thirty in the United States, measured by enplaned passengers. BWI has fifteen major carriers that provide more than 314 non-stop flights to 79 cities in the U.S. and Canada. Public transportation also serves metropolitan Baltimore, including buses and the Metro (subway).

Population	The 2010 population of the Baltimore MSA and its components was estimated by DemographicsNow to be 2,673,904; an increase of 4.7 percent over the 2000 census. All of the counties within the MSA had positive population growth from 2000 to 2010, while the City of Baltimore has seen a population decrease since 2000. With the exception of the City of Baltimore, this trend is expected to continue through 2015.

The City of Baltimore and the Maryland counties within the Baltimore MSA are detailed as follows:
BALTIMORE MSA POPULATION TRENDS

				2010-2015
County	2000	2010	2015*	% Change
Baltimore City	651,154	633,901	623,925	-1.57%
Baltimore County	754,292	785,911	786,769	0.11%
Anne Arundel	489,656	515,595	524,889	1.80%
Carroll	150,897	170,229	173,127	1.70%
Harford	218,590	241,214	244,053	1.18%
Howard	247,842	279,011	292,351	4.78%
Queen Anne’s	40,563	48,043	51,209	6.59%

Total	2,552,994	2,673,904	2,696,323	0.84%

Source:	DemographicsNow.com, *projection

Economy	According to the U.S. Bureau of Labor Statistics, the MSA’s total non-farm labor force was 1,276,500 in August 2011, which decreased by 0.33% from the previous month and 0.01% from the previous year. The preliminary unemployment rate for the Baltimore-Towson MSA was 7.9 percent (not seasonally adjusted). The comparable state unemployment
KTR Real Estate Advisors, LLC

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rate for August 2010 was 7.4 percent and the national unemployment rate was 9.1 percent. The following table illustrates the diversification of the Baltimore-Towson MSA workforce. The Trade, Transportation and Utilities and the Educational and Health Services and Total Government sectors represent 52.0 percent of the total non-farm employment.
BALTIMORE-TOWSON MSA
WORKFORCE BY INDUSTRY (NON-
FARM)

				Monthly	12-Month %
Sector	Aug-11	Jul-11	Aug-10	Change	Change

Total Nonfarm	1,276,500	1,280,700	1,276,600	-0.33%	-0.01%
Mining, Logging and Construction	69,300	68,800	69,600	0.73%	-0.43%
Manufacturing	60,700	61,200	62,300	-0.82%	-2.57%
Trade, Transportation, & Utilities	223,900	225,500	226,400	-0.71%	-1.10%
Information	19,700	20,900	21,000	-5.74%	-6.19%
Financial Activities	72,100	72,500	73,200	-0.55%	-1.50%
Professional and Business Services	194,900	194,000	187,100	0.46%	4.17%
Educational and Health Services	237,300	239,600	236,400	-0.96%	0.38%
Leisure and Hospitality	121,200	122,400	119,600	-0.98%	1.34%
Other Services	59,900	59,800	55,900	0.17%	7.16%
Total Government	218,500	219,000	225,100	-0.23%

Source; US Department of Labor Statistics

Conclusion	The national and Mid-Atlantic economy remains fixed in the midst of a recession which began in 2008. Significant job losses have resulted in a national unemployment rate over 9%. Real estate values took a significant hit in the Fourth Quarter of 2008 and remaining mired in this state until 2010. Recent improvements in several sectors of the market, including multi-family housing, have resulted in investor optimism.

With regard to the current state of the national economy, the September 7, 2011 edition of the Federal Reserve Beige Book reported the following:

“Reports from the twelve Federal Reserve Districts indicated that economic activity continued to expand at a modest pace, though some Districts noted mixed or weakening activity. Several Districts also indicated that recent stock market volatility and increased economic uncertainty had led many contacts to downgrade or become more cautious about their near-term outlooks. Residential real estate activity remained weak overall, although a few Districts noted some slight improvements. Contacts in the Boston, Atlanta, Minneapolis, and Dallas Districts reported an increase in home sales over the previous year’s weak levels; however, the uptick in the Atlanta District was concentrated mainly in Florida. The remaining Districts all reported stable or slower sales from the previous survey period, with several citing greater economic uncertainty as the primary cause. Home prices were flat to slightly down in several Districts, although New York said prices in
KTR Real Estate Advisors, LLC

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many areas edged higher but remained below year-ago levels. Commercial real estate conditions remained weak or little changed in most Districts. Most districts cited overall loan demand as stable to slightly weaker; loan quality was generally improving and that credit standards were largely unchanged.”

Based on these conditions, the investor market remains cautiously optimistic about some segments of the real estate market.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 8

NEIGHBORHOOD ANALYSIS

Overview	The subject property is located in the village of Long Reach in the community of Columbia in Howard County, Maryland. Columbia is located 21 miles southeast of Baltimore City and 28 miles northwest of Washington D.C. Columbia is a planned community that is the most populous place in Maryland. The community consists of ten self-contained villages. Creator and developer James W. Rouse saw the new community in terms of human values, not just in terms of economics and engineering, but with the idea that a city could enhance its residents’ quality of life. Columbia was designed to eliminate the inconveniences of then-current subdivision design, but equally or more importantly it was designed with the ideas of eliminating racial, religious, and income segregation. Columbia opened in 1967.

Population	The population in Columbia increased by 7.08 percent from the 2000 population of 88,079 to the 2010 estimate of 94,788. There is a projected decrease between 2010 and 2015 of 0.76 percent to 94,072 people. The following table illustrates the population statistics for Columbia, Howard County and the state of Maryland from 2000 through 2015.
HISTORICAL POPULATION AND PROJECTIONS

	2000	2010	2015	% Change	% Change
	Census	Estimate	Projection	2000-2010	2010-2015

Columbia	88,079	94,788	94,072	7.08%	-0.76%
Howard County	247,842	279,011	292,351	11.17%	4.56%
Maryland	5,296,486	5,657,102	5,735,449	6.37%	1.37%

Source: DemographicsNow

Household Income	The Average Household Income in Columbia increased by 28.98 percent from the 2000 level of $83,833 to the 2010 estimate of $118,049. There is a projected increase between 2010 and 2015 of 10.07 percent to $129,940. The Median Household Income in Columbia increased by 23.75 percent from the 2000 level of $71,487 to the 2010 estimate of $93,748. There is a projected increase between 2010 and 2015 of 10.64 percent to $103,719. The following table illustrates the household income statistics for Columbia from 2000 through 2015.
COLUMBIA HISTORICAL HOUSEHOLD INCOME AND PROJECTIONS

	2000	2010	2015	% Change	% Change
	Census	Estimate	Projection	2000-2010	2010-2015

Average HH Income	$83,833	$118,049	$129,940	28.98%	10.07%
Median HH Income	$71,487	$93,748	$103,719	23.75%	10.64%
Per Capita Income	$32,499	$46,745	$52,208	30.48%	11.69%

Source: DemographicsNow
KTR Real Estate Advisors, LLC

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Columbia, MD	Page 9

Access	Columbia is located approximately three miles west of I-95, 21 miles southeast of Baltimore City and 28 miles northwest of Washington D.C. I-95 provides access to the Baltimore Beltway (I-695) and the Washington Beltway (I-495). Major roads running east/west through Columbia are Route 100, Route 175 and Route 32. Roadways throughout the area are well established.

Six Howard Transit bus routes services Columbia with transportation throughout neighboring areas including BWI Airport. The Maryland Transit Administration (MTA) provides bus access to and from both Washington D.C. and Baltimore. There are no rail stations within Columbia, although the Dorsey MARC Train station is served by Howard Transit buses and the MTA bus service connects Columbia to the Washington Metro system.

Adjacent Land Uses	Surrounding improvements to the subject consist primarily of multifamily apartments, condominiums and townhomes as well as retail.

Conclusion	The subject property is situated in the community of Columbia. It is proximate to offices, residential areas and various retail services. Columbia is located 21 miles southeast of Baltimore City and 28 miles northwest of Washington D.C. and is the most populous place in Maryland. The current outlook for the area is stable.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 10

SITE ANALYSIS

Location	At the foot of Cloudleap Court in the Village of Long Reach in the community of Columbia in Howard County, Maryland. The physical address of the property is 8786 Cloudleap Court.

Site Area	9.53 acres, which equates to 415,127 square feet.

Street Frontage	The subject has frontage on Cloudleap Court.

Topography	The site is level throughout.

Shape	The parcel is irregular in shape.

Excess/Surplus Land	Traffic circulation throughout the property and an adequate number of parking spaces is provided on concrete paved drives and surface lots. The building setbacks allow for landscaped buffers, similar to surrounding properties. There does not appear to be excess or surplus land.

Utilities	All customary municipal services and utility hookups are provided.

Soil Information	No adverse conditions were readily apparent.

Flood Information	The subject property is situated in Flood Zone “C”, which is an area of minimal flooding, according to the FEMA Map 2400440034B, dated December 4, 1986.

Easements and Encroachments	No title report or survey showing the location of easements was provided in connection with this assignment. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. Visual observations of the site revealed no adverse easements or encroachments. It appears as though the site is encumbered by utility and access easements typical of a developed site. It is specifically assumed that any easements, restrictions or encroachments that might appear against the title would have no adverse impact on marketability or value.

Environmental	No readily observable adverse environmental site conditions were noted. No environmental reports were provided for review.

Accessibility/Visibility	Ingress and egress to the property is via the Cloudleap Court, which extends southerly off of Tamar Drive. Accessibility of the site is good.

Improvements	A 178-unit garden apartment complex completed in 1979 with 13 apartment buildings. Aside from laundry rooms and landscaping, the property offers no special amenities. The property is operating at stabilized occupancy and is in good physical condition.

Conclusions	The physical attributes of the site are well suited for the existing development and use.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 11
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Columbia, MD	Page 12
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 13

IMPROVEMENT ANALYSIS

Year Built/Renovated	The facility was completed in 1979 as a garden-style apartment complex. Units and buildings have been updated as needed. There has been no major renovation to the complex since construction.

Layout & Configuration	The complex consists of (13) 3-story garden apartment buildings containing 178 apartment units with a rentable area of 175,722 square feet. The buildings are sited along internal drives that are integrated with the parking lots.

Leasable Area/Unit Mix	The following chart summarizes the unit mix and sizes of the various floor plans at the subject property as indicated by a review of client provided rent roll data and floor plans.
UNIT MIX AND FLOOR AREAS

Type	Mix	Size	Total Area

1 Bed/1 Bath	29	810	23,490
1 Bed/1 Bath/Den	15	858	12,870
1 Bed/1 Bath/Den	4	885	3,540
2 Bed/1 Bath	40	978	39,120
2 Bed/1 Bath/Den	8	1,069	8,552
2 Bed/2 Bath	40	1,009	40,360
2 Bed/2 Bath/Den	22	1,085	23,870
3 Bed/2 Bath	20	1,196	23,920

Totals/Averages	178	987	175,722

Source: Client provided rent roll data and floor plans; Compiled by KTR.

Floor Plans	As indicated, the property offers a variety of one-, two- and three-bedroom floor plans. Each floor plan provides a living room off a small entry foyer and dining room off the kitchen area. Washer and dryers are provided in all of the units. In addition each unit has a private balcony.

EXTERIOR
Structure	The foundations consist of reinforced concrete slabs, poured on grade. Load bearing masonry with steel framing lightweight supporting concrete floors with interior gypsum-clad drywall.

Floors	The floors in the common area open breezeways are quarry tile. Exterior stairwells are steel with concrete floors. The ceiling heights are approximately eight to 10 feet.

Walls	The exterior of the buildings is brick.

Windows	Individual unit windows are double pane glass set in aluminum frames. Entry doors are metal set in wood frames. Sliding glass doors provide access to the balconies.

Roof	The buildings have a gable roof with composition shingles.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 14

INTERIOR FINISHES
Walls and Ceilings	Textured and painted drywall.

Flooring	Floors in the units contain wall-to-wall carpet with tiles in the kitchen and bathrooms.

Kitchens	Typical appliance package consisting of a refrigerator/freezer, full-size electric range with oven and dishwasher. Cabinets are either wood or almond Formica cabinets with oak grooves. Countertops are wood or laminate.

Bathrooms	Shower/tub, toilet, vanity with sink and mirrored medicine cabinet. Tubs have a ceramic tile wainscoting.

Unit Amenities	The units have washer/dryers and private balconies.

MECHANICAL SYSTEMS HVAC	Air and heat is provided by individual split systems with exterior condensers. The system is similar to competing properties.

Electric Service	Adequate electric service is provided.

Plumbing	Apartment-grade plumbing systems are installed. Each building is serviced by an 80 gallon water heater.

Fire Protection	The subject property is not equipped with a fire sprinkler system. The apartments are fit with smoke detectors.

ANCILLARY AREAS

Landscaping	Landscaping of native trees and shrubs are plentiful throughout the common areas and between buildings. Sidewalks connect the buildings.

Parking	The internal drive incorporates the surface parking lots. There are an adequate number of parking spaces provided. The drives and parking lots are concrete paved.

Recreational Amenities	There are no significant property amenities other than landscaping.

FF&E

Personal Property	The subject property has office furnishings and equipment for the staff. The FF&E are similar to competitive properties.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 15

CONDITION/MAINTENANCE

Exterior	Good condition. Overall maintenance appears adequate.

Roof	Good condition.

Interiors	Good condition. Overall maintenance appears adequate.

Common Area Amenities	Good condition. Overall maintenance appears adequate.

Sidewalks & Paving	Good condition. Overall maintenance appears adequate.

Landscaping	Good condition. Overall maintenance appears adequate.

Environmental Conditions	No readily observable adverse conditions were noted during the site visit.

ELEMENTS OF DEPRECIATION
Based on our field inspection, we note that some elements of depreciation are present at the subject property.

Physical Deterioration	The overall physical condition is good with adequate maintenance levels. Physical deterioration is primarily limited to general aging and normal wear and tear. No material elements of deferred maintenance were noted during the appraiser’s inspection of the property. Carpet and mechanical equipment in the individual units are updated and/or replaced on an as-needed basis. According to Marshall Valuation Service, buildings similar to the subject property have an economic life of approximately 50 years. The actual age of the property is 32 years. As a result of on-going maintenance, the effective age is estimated to be less than the actual age of the improvements. The effective age is estimated at 15 years.

Capital Improvements	No major capital improvements are planned in the near term.

Functional Obsolescence	The subject property’s design, systems and floor plans are consistent with traditional garden style apartment complexes. The property has operated at rental rates and occupancy levels that are consistent with that of other similar properties within the influencing market, attesting to its functional adequacy and market acceptance. Considering these factors, no adjustment for functional obsolescence is required.

External Obsolescence	External obsolescence is a loss in value resulting from conditions that are present outside the subject property and is usually incurable. No site-specific external obsolescence was noted.

Conclusions	The subject improvements have adequate functional utility, conform well to the general character of the neighborhood and are generally similar to competitors.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 16

ZONING ANALYSIS

Introduction	According to the current Howard County zoning map, the subject property is situated in an NT (New Town) District which is identified as an unincorporated city, town or village. NT Districts are planned districts and before development can begin Final Development Plans must be approved by the Planning Board. The county zoning regulations provide general guidelines for NT Districts; however, the Board can, and frequently does, override the general guidelines. There are currently 226 NT Districts, each with their own Final Development Plan.

NT Zoning Regulations	Howard County Zoning Regulations dated August 2007 and updated April 6, 2010, state that NT Districts are designated and planned as an economically and culturally self-sufficient community and must contain at least 20,000 inhabitants and comprise a total area of at least 2,500 contiguous acres. Apartments may constitute no more than 13% of the total area of the district. As per the Zoning Regulations, NT District must provide each of the following uses in the following proportions:
NEW TOWN DISTRICT LAND AREA
DISTRIBUTION

	(1) Minimum	(2) Maximum
	Percentage of	Percentage of
	Total Area of the	Total Area of the
	District	District

Open Space Uses	36%	N/A
Single Family – Low Density	10%	N/A
Single Family – Medium Density	20%	N/A
Apartments	N/A	13%
Commercial (POR, B-1, B-2 and SC uses)	2%	10%
Industrial Uses (M-1 uses)	10%	20%
Other uses presently permitted in any zoning district other than those permitted only in RMH or M-2 Districts	N/A	15%

Source: Howard County Zoning Regulations, August 2007; updated April 6, 2010.

Setbacks and height restrictions for NT Districts are not defined in Howard County Zoning Regulations. These restrictions are designated within the Final Development Plans for each individual NT District.

Density	Howard County Zoning Regulations state the following with regard to apartment unit density:

“In areas designated “Apartments” on the Final Development Plan the maximum number of apartments permitted shall relate to the overall total number of apartments in all areas so designated within the NT District and shall be calculated by multiplying the number of acres within all areas so designated by 15.”

The Howard County Department of Zoning and Planning confirmed what the above states; that the maximum density of 15 units per acre can not be analyzed with consideration of a single site alone, but must be
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Columbia, MD	Page 17

calculated with consideration to the aggregate of all site acreage designated as “Apartments” within an NT District. As such, a density specific to the subject property can not be fully evaluated. It should be noted, however, that the subject property s built to a density of 18.7 units per acre, in excess of this guideline. As such, it is uncertain whether or not the subject property could be rebuilt to its existing density under current zoning.

Parking Requirements	Parking requirements for apartments in NT Districts is (2) spaces per dwelling unit. The subject property contains 178 units. Thus, a minimum number of 356 parking spaces are required. The subject contains 298 parking spaces. However, the number of parking spaces is ultimately determined by the Final Development Plan specific to each NT District.

Conclusions	The subject is located in a NT (New Town) zoning district. Each NT District has their own Final Development Plan which must be approved by the Howard County Planning Board prior to development. Final Development Plans supersede any established zoning regulations. As the subject property was constructed in 1979 and is located in an NT District, it predates the current zoning and is assumed to represent a legal and conforming use with a legal and non-complying density and parking. Any non-compliance is assumed to be legal based on “grandfathered” status.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 18
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 19

REAL ESTATE ASSESSMENTS AND TAXES

Overview	According to the Howard County tax record, the subject property is identified as Parcel Number 16-101087. The fiscal tax year in Howard County is from July 1 to June 30. Reassessments occur every three years. The reassessed values are phased in over three tax years, applying one-third of the increase (or decrease) value each year. In 2006 the subject was assessed at $11,594,500 and in 2009 it was assessed at $14,218,700, an increase of $2,624,200. Thus, for the tax years 2009/10, 2010/11 and 2011/12 the assessed value has increase $874,733 per year ($2,624,200 ÷ 3). The subject’s next assessment will be in 2012 for the 2012/13 tax year. The subject’s assessments are shown below as well as the tax liability for the 2011/12 tax year.
SUBJECT REAL ESTATE ASSESSMENTS

Tax Year	Assessment	Tax Rate	Tax Liability
2009/10	$12,469,233	0.013415	$167,275
2010/11	$13,343,966	0.013415	$179,009
2011/12	$14,218,700	0.013415	$190,744
Source: Maryland Department of Assessments and Taxation; Compiled by KTR.
In addition to State and County tax, the subject has a “Columbia Association” town tax liability. The fiscal tax year in Columbia Association tax is from July 1 to June 30. The town taxes are based on 50 percent of the assessed value determined by the County. Regardless of the phase-in of assessed value, The Columbia Association has a 2.5% cap on the net value. Therefore, the net value for the 2011/12 tax year will be $11,014,924. The below table illustrates the town taxes for the subject property for the 2010/11 and 2011/12 tax years.
COLUMBIA ASSOCIATION TAX

					Assessable	CA Assessed
Tax Year	Assessment	Phase-in	2.5% Cap	Net Value	%	Value	Tax Rate	Tax Liability
20010/11	$14,218,700	-$874,734	-$2,597,698	$10,746,268	50%	$5,373,134	0.006800	$36,537
20010/11	$14,218,700			$11,015,000	50%	$5,507,500	0.006800	$37,451

Source: Columbia Association; Compiled by KTR.

Comparable Assessments	Similar multi-family properties within the subject’s immediate area were surveyed to ascertain the reasonableness of the subject’s current assessment. The subject’s current assessed value is $79,880 per unit. The comparables range between $52,459 and $114,756 per unit, averaging $90,173 per unit. The subject’s assessment falls within the comparable range. In general, the newer properties in the survey are assessed at a higher price per unit. The subject is one of the older properties in the survey and, consequently, is assessed towards the lower end of the range. As such, the subject’s assessed value appears reasonable and has been processed.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 20
TAX COMPARABLES

			Taxable	Year	Assessed	Assessment
Property Name	Address	Tax ID	Value	Built	Units	Per Unit
Subject Property	8782 Cloudleap Court	16-101087	$14,218,700	1979	178	$79,880

Hickory Ridge Apartments	10799 Hickory Ridge Road	15-055472	$5,665,600	1979	108	$52,459
Clary’s Crossing	11311 Little Patuxent Parkway	15-067454	$17,420,800	1984	198	$87,984
Columbia Commons	7601 Murray Hill Road	16-197904	$19,654,900	1985	200	$98,275
Avalon Columbia	5320 Cedar Lane	15-089016	$17,174,700	1990	170	$101,028
Avalon Cedar Place	5458 Harpers Farm Road	15-028904	$13,500,000	1971	156	$86,538
Avalon at Symphony Woods	10200 Hickory Ridge Road	15-079657	$20,197,000	1986	176	$114,756

					Average	$90,173

Source: Maryland Department of Assessments and Taxation; Compiled by KTR.

Tax Rate	The tax rate in Howard County for the 2011/12 tax year is 0.013415, the same as the previous two years. The Columbia Association tax for the 2011/12 tax year is 0.006800, the same as the previous year.

Real Estate Tax Projection	Future increases in reassessments are expected to reflect annual increases near the anticipated inflation rate during the same period. Tax rates are expected to remain relatively stable. The total amount is anticipated to increase at a rate near the long-term average inflation rate

Tax Calculation	The subject’s real estate tax liability over the next 12 months is projected to be $228,195 ($190,744 + $37,451), which has been processed.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 21

APARTMENT MARKET ANALYSIS

Area Housing Market	According to REIS, the subject is located in the Suburban Maryland market. The immediate area is comprised of garden style apartment complexes and retail. REIS indicates the vacancy rate at the end of 2010 was 4.9%, the end of the first quarter 2011 was 4.8% and the rate in May 2011 was 5.0%. REIS projects an end of the year vacancy rate of 4.3% and that it will remain low thereafter. The average asking rental rate in Q1 2011 was $1,309 and increased to $1,388 as of May 2011.

Subject Property	The subject units have average sizes and finishes consistent with that of the market. According to the subject property’s September 28, 2011 Rent Roll, the subject’s current contract rents average $1,233 per month. There are three one-bedroom apartment floor plans, which have average rents of $1,115, $1,164 and $1,212 per month; four two-bedroom floor plans which have average rents of $1,271, $1,295, 1,314 and $1,354 per month; and one three-bedroom floor plan with an average rent of $1,530 per month.

Per the September 28, 2011 Rent Roll, there were two units reported to be vacant. The average asking rents for the one-bedroom units range from $1,246 to $1,327 per month; the two-bedroom units range from $1,434 to $1,527 per month and the three bedroom unit’s average asking rent is $1,533 per month.

Competitive Set	In order to determine the reasonableness of the subject’s asking rents, a survey of comparable apartment complexes in the market was conducted. The subject competes with a number of properties in the area. All of the properties are proximate to the subject and define the range of property, unit types and rental rates available in the market. The information regarding the rent comparables was obtained through physical inspections and direct interviews of rental agents and property managers. The following map illustrates the location of the comparable properties in relation to the subject. Data sheets summarizing details of the comparable properties follow the map.
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Columbia, MD	Page 22
COMPARABLE RENTAL MAP
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 23

COMPARABLE RENTAL 1	Columbia Landing
8905 Tamar Drive
Columbia, MD 21045

Units	300

Year Built	1977

Occupancy	Unknown

Unit Amenities	Newly renovated apartments, washer/dryer in units, fully-equipped modern kitchen, private balcony/terrace and large floor plans.

Property Amenities	Playgrounds and hiking trails, high-speed internet/cable available.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy.
RENTAL DATA

Type	Size	Rent	Rent/SF
1 Bed/1 Bath	856	$1,095-$1,150	$1.28-$1.34
2 Bed/1 Bath	966	$1,250-$1,295	$1.29-$1.34

Comments	This property is located approximately 0.5 miles north of the subject property. This comparable’s location is close to retail, services as well as access to major roadways in the area. The amenities are directly comparable to the subject.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 24

COMPARABLE RENTAL 2	The Berkshires
5361 Brook Way Road
Columbia, MD 21044

Units	250

Year Built	1980

Occupancy	96%

Amenities	Central air, full size washer/dryer in units, thermal low E windows, private patio or balcony, walk in closets, ceiling fans, cable and satellite accessibility, chef’s eat in kitchens with granite counters, maple cabinets, dishwasher and garbage disposal.

Property Amenities	Children’s playground, community gas grill/BBQ area, lush professional landscaping and courtyard.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy.
RENTAL DATA

Type	Size	Rent	Rent/SF
1 Bed/1 Bath	725	$1,215-$1,399	$1.68-$1.93
2 Bed/1 Bath	919	$1,283-$1,519	$1.40-$1.65
2 Bed/2 Bath	966	$1,491-$1,686	$1.54-$1.75
3 Bed/2 Bath	1,152	$1,639-$1,960	$1.42-$1.70

*	Closet space is not included in the calculation of square footage.

Comments	This comparable is located approximately 2.5 miles northeast of the subject property. This property is very close to the Columbia Mall, a large shopping center that contains several high profile restaurants, shops and a multiplex movie theatre. The mall has a considerable draw and is
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Columbia, MD	Page 25

one of the focal points in the community. In the past three years each unit at this comparable has undergone $20,000 of renovation. Unit amenities, as well as the property location, are superior to the subject. Closet space is not counted in the unit area, thus making the rentable area slightly larger and the price per square foot slightly lower in direct comparison to the subject property. This comparable is considered superior to the subject property.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 26

COMPARABLE RENTAL 3	The Verona at Oakland Mills
9650 White Acre
Columbia, MD 21045

Units	251

Year Built	1971

Occupancy	Unkown

Amenities	Renovated in 2008 with updated kitchens and bathrooms including new appliances and ceramic tile floors. Full-size washers and dryers in most apartments.

Property Amenities	Playground, laundry room.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy.
RENTAL DATA

Type	Size	Rent	Rent/SF
1 Bed/1 Bath	591-743	$1,099-$1,315	$1.77-$1.86
2 Bed/1 Bath	740-927	$1,199-$1,325	$1.43-$1.62
2 Bed/2 Bath	975	$1,390	$1.43
3 Bed/2 Bath	1,171	$1,699	$1.45

Comments	This property is located approximately 1.5 miles west of the subject property. This comparable’s location is close to retail, services as well as access to major roadways in the area. The amenities are directly comparable to the subject.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 27

COMPARABLE RENTAL 4	Avalon Cedar Place
5458 Harpers Farm Road
Columbia, MD 21044

Units	156

Year Built	1971

Occupancy	Unkown

Amenities	Washer and dryer in units, newly renovated kitchens, balcony or patio, walk-in closets, spacious floor plans and high-speed Internet access.

Property Amenities	On-site playground and volleyball court, landscaped picnic area with barbecues.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy.
RENTAL DATA

Type	Size	Rent	Rent/SF
1 Bed/1 Bath	815	$1,200	$1.47
2 Bed/1.5 Bath	1,056	$1,450	$1.37

Comments	This property is located approximately 4 miles west of the subject property in the Harpers Choice neighborhood of Columbia. Harpers Choice is one of the original neighborhoods in the town of Columbia, as is the subject’s neighborhood of Long Reach. The locations are deemed comparable. The unit and property amenities of this comparable are also similar to the subject. As such, this property is considered directly comparable to the subject property.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 28

COMPARABLE RENTAL 5	Avalon Columbia
5320 Cedar Lane
Columbia, MD 21044

Units	170

Year Built	1986, remodeled in 2006

Occupancy	Unkown

Amenities	Central air conditioning, full size washer and dryer in all units, gourmet kitchens with dishwasher, walk in closets, private patio or balcony and ceiling fans. Wood burning fireplaces, vaulted ceilings and high speed internet in some units.

Property Amenities	Outdoor swimming pool, fitness center, car wash and playground

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy.
RENTAL DATA

Type	Size	Rent	Rent/SF
1 Bed/1 Bath	837-842	$1,135-$1,165	$1.36-$1.38
2 Bed/2 Bath	966	$1,350-$1,505	$1.40-$1.56
2 Bed/1 Bath	918	$1,390	$1.51
3 Bed/2 Bath	1160	$1,655-$1,710	$1.43-$1.47

Comments	This property is located approximately 6.5 miles northwest of the subject property in the Harpers Choice neighborhood of Columbia. Harpers Choice is one of the original neighborhoods in the town of Columbia, although, the specific area where this property resides was built-up in the 1980s. The location is deemed comparable to the subject. This property was constructed in 1986 and its property amenities included a swimming pool and fitness center. As such, this property is considered superior to the subject property.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 29

Analysis	The comparable rental properties are within the vicinity of the subject property and were constructed between 1977 and 1990. All of the properties are within 6.5 miles of the subject and the locations are considered comparable. Comparables No. 1, 3 and 4 have similar amenities to the subject, while Comparables No. 2 and 4 have superior amenities. The subject property and the comparable rental properties are illustrated in the tables below with consideration of unit sizes, monthly rents and monthly rents per square foot.

One-Bedroom Units	The subject property offers three variations of one-bedroom floor plans, ranging between 810 and 885 square feet. The average rental asking rates for the subject’s units range from $1,246 to $1,327 per month or $1.48 to $1.54 per square foot. The following chart outlines asking rental rates for similar sized one-bedroom floor plans within the competing apartment properties.
ONE-BEDROOM RENTAL COMPARABLES

No.		Unit Size (SF)	Rent/Month	Rent/SF	Comment
	Subject	810	$1,246	$1.54	Subject
		858	$1,274	$1.48	Subject
		885	$1,327	$1.50	Subject
1	Columbia Landing	856	$1,095-$1,150	$1.28-$1.34	Similar
2	The Berkshires	725	$1,215-$1,399	$1.68-$1.93	Superior
3	The Verona at Oakland Mills	591-743	$1,099-$1,315	$1.77-$1.86	Similar
4	Avalon Cedar Place	815	$1,200	$1.47	Similar
5	Avolon Columbia	837-842	$1,135-$1,165	$1.36-$1.38	Superior
	Subject Range	810-885	$1,246-$1,327	$1.48-$1.54
	Comparable Range	725-856	$1,095-$1,399	$1.36-$1.93

Comparable No. 1 is directly comparable to the subject. The one-bedroom units are similar in size to the subject’s 858 square foot unit. This comparable’s asking rent is below the subject’s estimated market rent. Comparable No. 2 is superior and the price per square foot exceeds that of the subject. Comparable No. 3 is similar to the subject and the unit sizes are smaller than the subject, it is appropriate that the price per square foot should exceed that of the subject’s larger units. Comparable No. 4 is directly comparable to the subject and the price per square foot is just below the subject’s asking rents. Comparable No. 5 is superior to the subject, though its price per square foot is below the subject’s estimated market rent. The subject’s asking rents appear high. A market rent of approximately $1.40 per square foot is processed for the subject units or rents of $1,1135 to $1,240 per month for the subject’s one bedroom units.
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Columbia, MD	Page 30

Two-Bedroom Units	The subject property offers four variations of two-bedroom unit floor plans which range from 978 to 1,085 square feet. The average asking rental rates for the subject’s units range from $1,471 to $1,527 per month or $1.32 to $1.50 per square foot. The following chart outlines asking rental rates for similar sized two-bedroom floor plans within the competing apartment properties.
TWO-BEDROOM RENTAL COMPARABLES

No.	Comparable Property	Unit Size (SF)	Rent/Month	Rent/SF	Comment
	Subject
	2 Bed/1 Bath	978	$1,471	$1.50	Subject
	2 Bed/1 Bath/Den	1,069	$1,527	$1.43	Subject
	2 Bed/2 Bath	1,009	$1,494	$1.48	Subject
	2 Bed/2 Bath/Den	1,085	$1,434	$1.32	Subject
1	Columbia Landing	966	$1,250-$1,295	$1.29-$1.34	Similar
2	The Berkshires	919	$1,283-$1,519	$1.40-$1.65	Superior
		966	$1,491-$1,686	$1.54-$1.75	Superior
3	The Verona at Oakland Mills	740-927	$1,199-$1,325	$1.43-$1.62	Similar
		975	$1,390	$1.43	Similar
4	Avalon Cedar Place	1,056	$1,450	$1.37	Similar
5	Avolon Columbia	966	$1,350-$1,505	$1.40-$1.56	Superior
		918	$1,390	$1.51	Superior
	Subject Range	978-1,085	$1,434-$1,527	$1.32-$1.50
	Comparable Range	919-1,056	$1,250-$1,686	$1.29-$1.75

Comparable No. 1 is directly comparable to the subject. The one-bedroom units are the approximate size of the subject’s units; however, the price per square foot is below the subject’s asking rents. Comparables No. 2 is superior and the price per square foot exceeds that of the subject. Comparable No. 3 and 4 are directly comparable to the subject; however, the price per square foot (for the units of comparable sizes) falls below the subject’s. Comparable No. 5 is superior to the subject and while its rents exceed Comparables No. 1 and 3 and 4, it is in-line with the subject’s asking rents. The subject’s asking rents appear high. The subject’s property’s two-bedroom units should command market rents between $1,350 and $1,440 per month or between $1.33 and $1.38 per square foot.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 31

Three-Bedroom Units	The subject property offers one three-bedroom floor plan, which is 1,196 square feet. The average asking rental rate for the subject’s three-bedroom units is $1,424 per month or $1.28 per square foot. The following chart outlines asking rental rates for similar sized two-bedroom floor plans within the competing apartment properties.
THREE-BEDROOM RENTAL COMPARABLES

No.	Comparable Property	Unit Size (SF)	Rent/Month	Rent/SF	Comment
	Subject	1,196	$1,424	$1.28	Subject
1	The Berkshires	1,152	$1,639-$1,960	$1.42-$1.70	Superior
2	The Verona at Oakland Mills	1,171	$1,699	$1.45	Similar
3	Avolon Columbia	1,160	$1,655-$1,710	$1.43-$1.47	Superior
	Subject Range	1,196	$1,424	$1.28
	Comparable Range	1,152-1,171	$1,639-$1,960	$1.42-$1.70

Columbia Landing does not offer three-bedroom apartments and has been excluded from the three-bedroom unit analysis. Avalon Cedar Place has no availability of three-bedroom units and no pricing information was available. Comparables No. 1and 3 are superior to the subject and, as such, have a higher price per square foot than the subject’s asking rent. Comparables No. 2 is similar to the subject and its price per square foot exceeds the subject’s asking rent. While larger size units often rent for a lower price on a price per square foot basis, the three comparables illustrate rents in-line with that of their two-bedroom units. As such, a market rent of $1,000 per month or $1.34 per square foot is processed for the subject’s three-bedroom units.

Conclusions	The subject is expected to continue to capture its fair share of the market at the indicated economic rates. The subject’s potential gross potential rent is summarized in the following chart.
SUMMARY OF ECONOMIC RENT POTENTIAL

				Avg. Market	Avg. Market
Type	Mix	Size	Total Area	Rent	Rent/SF	Total Rent
1 Bed/1 Bath	29	810	23,490	$1,135	$1.40	$32,915
1 Bed/1 Bath/Den	15	858	12,870	$1,200	$1.40	$18,000
1 Bed/1 Bath/Den	4	885	3,540	$1,240	$1.40	$4,960
2 Bed/1 Bath	40	978	39,120	$1,350	$1.38	$54,000
2 Bed/1 Bath/Den	8	1,069	8,552	$1,420	$1.33	$11,360
2 Bed/2 Bath	40	1,009	40,360	$1,375	$1.36	$55,000
2 Bed/2 Bath/Den	22	1,085	23,870	$1,440	$1.33	$31,680
3 Bed/2 Bath	20	1,196	23,920	$1,600	$1.34	$32,000
Totals/Averages	178	986	175,722	$1,345	$1.37	$239,915
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Lazy Hollow Apartments Columbia, MD	October 20, 2011 Page 32

HIGHEST AND BEST USE
Introduction	Highest and Best Use is defined by the Appraisal Institute in The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, which states:
That reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility and maximum productivity.
There are typically two Highest and Best Use scenarios: the Highest and Best Use of the property as vacant and the Highest and Best Use of the site as if improved.
HIGHEST AND BEST USE AS VACANT
Definition	Highest and Best Use As Vacant is defined as “among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.”
The site is zoned within the NT (New Town) District. NT Districts are designated and planned as an economically and culturally self-sufficient communities and must contain at least 20,000 inhabitants and comprise a total area of at least 2,500 contiguous acres. Before development can begin in an NT District, Final Development Plans must be approved by the Planning Board. As the subject site planned use was for multifamily in the final Development Plans the highest and best use of the property, if vacant, is residential development.
HIGHEST AND BEST USE AS IMPROVED
Definition	Highest and Best Use As Improved is defined as “the use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.”
The subject represents a legal, conforming improvement relative to current zoning restrictions. It is uncertain whether it could be reconstructed to its existing density under current zoning. No redevelopment of the site would provide a greater return to the land. Based upon the fact that the potential income associated with the existing improvements provide a fair return to the land with residual income to the improvements, the highest and best use of the subject, as improved, is its current use.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 33

VALUATION PROCESS
Introduction	There are three traditional approaches that can be employed in establishing the market value of the subject property. In practice, an approach to value is included or omitted based on the property type and the quality and quantity of information available in the marketplace. These approaches and their applicability to the valuation of the subject are summarized as follows.
Income Approach	The Income Capitalization Approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property.
There are two methods of accomplishing this: (1) direct capitalization of a single year’s income by an overall capitalization rate and; (2) the discounted cash flow in which the annual cash flows and reversionary value are discounted to a present value for the remainder of the property’s productive life or over a reasonable holding (ownership) period.
The subject property has an adequate operations history to determine the income-producing capabilities over the near future. In addition, performance levels of competitive properties serve as an adequate check as to the reasonableness of the subject property’s actual performance. As such, the income capitalization approach is utilized in this appraisal.
Sales Comparison	The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. Inherent in and central to this approach is the principle of substitution. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value.
The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences and the absence of atypical conditions affecting the individual sales prices. Although the volume of sales activity has decreased as a result of market conditions, research revealed adequate sales activity to form a reasonable estimation of value via this approach.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 34

The Cost Approach	The application of the cost approach is based on the principle of substitution. This principle may be stated as follows: no one is justified in paying more for a property than the cost to develop a substitute property of equivalent desirability and utility. In the case of a new building, no deficiencies in the building should exist. The Cost Approach is typically only a reliable indicator of value for (a) new properties; (b) special use properties; and (c) where the cost of reproducing the improvements is easily and accurately quantified and there is no external obsolescence. In all instances, the issue of an appropriate entrepreneurial profit — the reward for undertaking the risk of construction - remains a highly subjective factor.
The subject property is a 178 garden apartment complex constructed in 1979. Due to the nature of the subject zoning, if is unclear if the subject could be constructed today. This factor impacts the reliability of the Cost Approach. Furthermore, typical investors in older, stabilized garden apartments do not give significant weight to the Cost Approach. Accordingly, the Cost Approach would lend little insight into the market value of the subject property and has been excluded.
Reconciliation	The final step in the appraisal process is to reconcile the various value indications into a single final estimate. Each approach is reviewed in order to determine its appropriateness relative to the subject. The accuracy of the data available and the quantity of evidence are weighted in each approach. The resulting estimate represents the subject property’s market value as defined in the appraisal.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 35

INCOME CAPITALIZATION APPROACH
Introduction	The Income Capitalization Approach is based on the theory that value is the present worth of future benefits. The future benefits of ownership consist of the present worth of the net income which will accrue to the owner of the property, plus the present value of the net proceeds resulting from the eventual disposition of the property. The two most commonly used techniques of converting net income into value in the Income Capitalization Approach are Direct Capitalization and the Discounted Cash Flow Analysis.
The Direct Capitalization method is considered most relevant and has been processed. Direct Capitalization is a method utilized to convert a single year’s estimate of net income (before debt service) into an indication of value by the use of an Overall Capitalization Rate.
REVENUE ANALYSIS
Potential Gross Income	As discussed in the Market Rent Analysis section of this report the potential gross income from the apartment unit rent is projected to be $239,915 per month or $2,878,980 for the appraised year.
Loss to Lease	Loss to lease considers a loss in income due to leases in effect, whereby effective rental rates are lower than asking, or market, rental rates.
The operating statements under review indicate a historical loss to lease decreased from 2.6% in 2008 to 0.6%, in 2010. The September 2011 trailing 12 month operating statement indicates a loss to lease of 3.5%. This projected market rent results in a 7.1% loss to lease based on the September 2011 contract rents. As leases expire and rollover to market, the loss to lease is anticipated to decrease. Based on the historical data, a loss to lease of 3.0% is processed.
Concessions	Concessions consist of reduced rent or free rent over a portion of the lease term. Concessions within the subject’s influencing area are often given, though many properties reported giving no concessions and others only minimal concessions.
Property Operating Statements reported concessions of 1.2% for 2008, 1.5% for 2009 and 1.6% for 2010. The trailing 12 month concessions were 1.1%. As occupancy rates at the subject property have been increasing and have now reached 99%, the highest in three years, it can be expected that concessions will not increase over the current rate. It is therefore reasonable to process concessions at 1.1% for the appraised fiscal year.
Vacancy/Credit Loss	As per the September 28, 2011 rent roll, the subject has a reported occupancy rate of 99%. Property Operating Statements reported a vacancy loss of 5.5% for 2008, 4.8% for 2009 and 4.4% for 2010. The trailing 12 month vacancy loss was 3.2%, which includes bad debt credit loss of $9,696 or 0.33% of the budgeted Gross Potential Rent. Occupancy levels for competing properties were surveyed. As rates in
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 36

the immediate area were limited, the survey was expanded to include properties within 30 miles of the subject. The rates are outlined in the table to follow:
OVERVIEW OF COMPETITIVE OCCUPANCY LEVELS

Name	Year Built	Total Units	Occupancy

The Berkshires, Columbia MD	1980	250	96%
The Park at Kingsview, Germantown, MD	1998	326	98%
The Apartments at Cambridge Court, Baltimore, MD	2002	544	91%
Yale Village Apartments, Rockville, MD	1968	210	95%

The subject’s current high occupancy rate is generally supported by the high occupancy rates of competitive properties. The subject’s vacancy loss has been trending downward over the past few years and is projected to remain lower than that of 2008, 2009 and 2010. According to the PricewaterhouseCoopers Korpacz Real Estate Investor Survey, Third Quarter 2011, the vacancy rate for the Suburban Maryland Apartment Market in 2010 was 4.9%. It is therefore a reasonable to assume that the subject should maintain this level into the foreseeable future. A stabilized vacancy and credit loss of 5.0 percent has been utilized in this appraisal.
Administrative Units	The subject property contains 178 apartment units; however, one apartment unit is used as a management office, typical for an apartment building such as the subject. This is Unit 8211, which is a two-bedroom apartment containing 978 square feet. In the Apartment Market Analysis it was determined that market value for this unit is $1,350 monthly or $16,200 annually. This amount has been deducted from the pro forma for administrative use.
Other Income	Typically, apartment projects receive additional revenue from sources such as vending, application fees, late fees, bad check charges and deposit forfeitures. The subject property’s other income includes trash, water and sewer and natural gas reimbursements. Other income receipts at the subject property increased from $1,331 to $1,485 per unit between 2008 and 2010. The trailing 12 month income was $1,352 per unit. Based on the most recent operations, other income of $1,350 per unit is processed in this analysis.
OPERATING EXPENSES	In order to estimate expenses for the subject property, we have analyzed the subject’s operating expenses for 2008, 2009, 2010 and September 2011 12 month trailing. These historical and budgeted amounts have been compared to the median dollar amount per unit reported by IREM for garden apartments in the Baltimore Metropolitan Area both in aggregate and for those constructed between 1965 and 1979. The subject’s operating statements under review have been reconstructed and summarized in the following table.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 37
RECONSTRUCTED OPERATING STATEMENTS

														2010 IREM
													2010 IREM	Median $/Unit
	178			178			178			178			Median $/Unit	1965-1979
No. of Units	2008			2009			2010			Sept. 2011 (Trailing 12-months)			Garden Apts.	Garden Apts.
Year	Actual	Per Unit	Percent	Actual	Per Unit	Percent	Actual	Per Unit	Percent	Actual	Per Unit	Percent	Baltimore MSA	Baltimore MSA

INCOME			% of GRP			% of GRP			% of GRP			% of GRP
Gross Rent Potential (Market Rent)	$2,682,804	$15,072		$2,703,634	$15,189		$2,671,104	$15,006		$2,785,924	$15,651

Loss to Lease	$(70,557)	$(396)	-2.6%	$(59,730)	$(336)	-2.2%	$(14,927)	$(84)	-0.6%	$(102,945)	$(578)	-3.7%
Concessions	$(31,468)	$(177)	-1.2%	$(40,767)	$(229)	-1.5%	$(41,476)	$(233)	-1.6%	$(32,736)	$(184)	-1.2%
Vacancy/Credit/Non-revenue Units	$(146,284)	$(822)	-5.5%	$(129,346)	$(727)	-4.8%	$(117,701)	$(661)	-4.4%	$(88,171)	$(495)	-3.2%

Net Rental Income (NRI)	$2,434,495	$13,677	90.7%	$2,473,791	$13,898	91.5%	$2,497,000	$14,028	93.5%	$2,562,072	$14,394	92.0%
Administrative Units	$(31,736)	$(178)	-1.2%	$(31,416)	$(176)	-1.2%	$(16,097)	$(90)	-0.6%	$(15,838)	$(89)	-0.6%
Other Income	$236,956	$1,331	8.8%	$254,875	$1,432	9.4%	$264,323	$1,485	9.9%	$240,658	$1,352	8.6%

Total Property Income (EGI)	$2,639,715	$14,830	98.4%	$2,697,250	$15,153	99.8%	$2,745,226	$15,423	102.8%	$2,786,892	$15,657	100.0%

EXPENSES			% of EGI			% of EGI			% of EGI			% of EGI

Utilities	$211,475	$1,188	8.0%	$203,038	$1,141	7.5%	$195,402	$1,098	7.1%	$168,278	$945	6.0%	$540	$714
Maintenance & Repairs	$141,896	$797	5.4%	$132,952	$747	4.9%	$173,844	$977	6.3%	$126,211	$709	4.5%	$889	$622
Payroll	$280,753	$1,577	10.6%	$330,831	$1,859	12.3%	$309,387	$1,738	11.3%	$322,169	$1,810	11.6%	$893	$1,631
Marketing	$26,529	$149	1.0%	$52,483	$295	1.9%	$49,817	$280	1.8%	$37,609	$211	1.3%	$0	$0
Administration/Office	$51,281	$288	1.9%	$50,551	$284	1.9%	$81,701	$459	3.0%	$69,255	$389	2.5%	$894	$355
Management Fee	$129,907	$730	4.9%	$131,678	$740	4.9%	$134,401	$755	4.9%	$136,426	$766	4.9%	$497	$458
Insurance	$38,077	$214	1.4%	$41,789	$235	1.5%	$44,968	$253	1.6%	$46,488	$261	1.7%	$222	$233
Real Estate Taxes	$186,990	$1,051	7.1%	$196,812	$1,106	7.3%	$208,579	$1,172	7.6%	$222,528	$1,250	8.0%	$982	$1,015
Reserves	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%	$0	$0

TOTAL EXPENSES	$1,066,908	$5,994	40.4%	$1,140,134	$6,405	42.3%	$1,198,099	$6,731	43.6%	$1,128,964	$6,342	40.5%	$4,917	$5,028

NET OPERATING INCOME	$1,572,807	$8,836	59.6%	$1,557,116	$8,748	57.7%	$1,547,127	$8,692	56.4%	$1,657,928	$9,314	59.5%
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 38

Overview	All of the expenses have fluctuated moderately during the past couple of years. In general, the budgeted expenses are consistent with market data and reflect stabilized operations. No major changes in operations are expected or appear to be required. Expenses are expected to grow at the average annual inflation rate. Each of the expense items is discussed separately below.

Utilities	This expense line item includes charges for common area and vacant unit electricity, water/sewer and trash collection. Utility charges are offset by applicable tenant reimbursements. At the subject property, tenants reimburse the landlord for natural gas and water and sewer.

Utility expenses fluctuate with occupancy, weather and changes in supply costs. The utility expenses at the subject property decreased from $1,188 per unit in 2008, to $1,141 per unit in 2009, to $1098 per unit per unit in 2010. Utility expense were reported at $945 per unit in 2011. The IREM survey indicated that the median for garden complexes in the area is $540 per unit and $714 per unit for buildings constructed between 1965 and 1979. The IREM survey is significantly below the subject’s historical and budgeted amounts. The IREM survey typically does not include tenant gas. Based on the historical expenses, a utilities expense of $1,000 per unit or $178,000 has been processed in the analysis.

Repairs & Maintenance	This expense line item includes charges for general maintenance and repairs, alarm monitoring and protection services, landscaping and make- ready/turnover. The property appears adequately maintained with no noticeable items of deferred maintenance observed during the walk-thru.

Repair and maintenance expenses at the subject property were reported to be $797 per unit in 2008 and $747 per unit in 2009. In 2010 this expense increased considerably to $977. In 2011 this expense was $709 per unit which is in-line with the 2008 and 2009 expenses. The IREM survey indicated that the median for garden complexes in the area is $889 per unit, and $622 for garden complexes built between 1965 and 1979. The subject’s 2011 expense is within the range of the two and is deemed reasonable. Adjusting the 12 month repair and maintenance expense for inflation results in an expense of $130,000 per year or $730 per unit.

Payroll	This expense includes payroll and benefits for the property manager, leasing agent(s), housekeeping and maintenance personnel. The payroll expense increased from $1,577 to $1,859 per unit between 2008 and 2009. In 2010 this expense slightly declined to $1,738 per unit. In the trailing 12 months ending in September 30, 2011, this expense was $1,810 per unit. The IREM survey indicated that the median for garden complexes in the Baltimore MSA built between 1965 and 1979 is $1,631 per unit, though it is considerably less for all garden apartments in the MSA. Based on the IREM survey and the subject’s historical expense data, a payroll of $1,800 per unit or $320,400 per unit has been processed.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 39

Marketing	This expense includes advertising, the cost of resident and locator referrals, internal leasing commissions, brochures, newsletters and resident activities. The historical marketing charges at the subject property were reported to be $149, $295 and $280 for 2008, 2009 and 2010, respectively. In 2011 the marketing expense was $211 per unit. The IREM survey did not report a marketing expense. A marketing expense towards the center of the range of the past three years of historical data is considered appropriate. An expense of $250 per unit or $44,500 has been processed.

Administration/Office	This category includes administrative charges and costs associated with the running of the management/leasing office including telephone service, office supplies equipment rental, computers, etc. The historical administrative expenses at the subject property were reported to be $288 and $284 for 2008 and 2009. It increased to $459 per unit in 2010 and in 2011 was $389 per unit. The IREM survey indicated that the median for garden complexes in the area is $894 per unit and $355 for garden apartments built from 1965-1979. Adjusting the 12 month administrative expense for inflation results in an expense of $71,300 per year or $401 per unit.

Management Fee	In the local market management services are typically a function of the revenues produced by the property, usually between 4.0 and 5.0 percent of collections. The historical operating statements report a consistent management expense between 4.6% and 4.9% over the past four years, which is considered reasonable. In consideration of such, a market oriented management fee of 5.0 percent of the effective gross income has been processed.

Insurance	Insurance includes fire, liability, theft, and boiler, exclusive of the premiums paid to employee benefit plans. The historical insurance expense at the subject property was reported to be $214, $235 and $253 for 2008, 2009 and 2010, respectively. The 2011 insurance expense was $261 per unit. The IREM survey of similar properties indicates a median of $222 and $233 per unit. The IREM survey generally supports the subject’s historical and projected insurance expense. Adjusting the trailing 12 month insurance expense for inflation results in an estimated insurance expense of $47,900 per year or $269 per unit.

Real Estate Taxes	Real estate taxes are processed as discussed within the Real Estate Assessment and Tax Analysis section of this appraisal. The real estate tax projection is $228,195 for the appraised fiscal year.

Reserves	Prudent management budgets a certain amount each year in a sinking fund to replace short-lived items, including kitchen appliances and cabinets, bathroom fixtures and tiling, flooring repairs, HVAC replacement and common elements such as the roof, exterior wood and parking areas. Reserves for replacement, while typically not found in submitted operating statements, are necessary in estimating a realistic operating budget so as to maintain the habitability of the apartments.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 40

Reserves for replacement for a property of this vintage typically range from $200 to $300 per unit. In order to remain competitive, a reserve of $250 per unit is forecast. This equates to $44,500 for the appraised fiscal year.

Total Expenses	On a stabilized basis, the subject’s projected expenses including reserves are projected at $1,206,880, or $6,780 per unit. The indicated operating expense ratio is 42.48 percent when including reserves and 40.91 percent without reserves. The IREM survey indicated total operating expenses above the projected amounts; however, based on the historical data, these expenses are considered reasonable and have been processed.

VALUATION PRO FORMA	The following valuation pro forma summarizes the stabilized income and expenses described above for the appraised fiscal year.

Appraised Fiscal Year-ending	10/1/2012
	Total		Per Unit		Percent
INCOME					% of GPI
Gross Rent Potential (Market Rent)		$2,878,980		$16,174
Loss to Lease		$(86,369)	$	(485)	3.00%
Concessions	$	(31,669)	$	(178)	1.10%
Vacancy/Credit/Non-revenue Units	$	(143,949)	$	(809)	5.00%

Net Rental Income (NRI)		$2,616,993		$14,702	90.90%
Administrative Units	$	(16,200)	$	(91)	-0.56%
Other Income		$240,300		$1,350	8.35%

Total Property Income (EGI)		$2,841,093		$15,961	98.68%

EXPENSES					% of EGI
Utilities		$178,000		$1,000	6.27%
Maintenance & Repairs		$130,000		$730	4.58%
Payroll		$320,400		$1,800	11.28%
Marketing		$44,500		$250	1.57%
Administration/Office		$71,330		$401	2.51%
Management Fee		$142,055		$798	5.00%
Insurance		$47,900		$269	1.69%
Real Estate Taxes		$228,195		$1,282	8.03%
Reserves		$44,500		$250	1.57%

TOTAL EXPENSES		$1,206,880		$6,780	42.48%

NET OPERATING INCOME		$1,634,213		$9,181	56.20%
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 41
DERIVATION OF OVERALL CAPITALIZATION RATE

Overall Capitalization Rate	This appraisal will consider the following techniques; (a) derivation from comparable sales and (b) investor surveys.

Derivation from Sales	A survey of comparable sales revealed a range of overall capitalization rates between 5.0 and 6.0 percent, presented in the table to follow.
SUMMARY OF MARKET-DERIVED CAPITALIZATIOAN RATES

			Year	No. of
No.	Property Name	Address	Built	Units	Sale Date	Sale Price	OAR
2	The Park at Kingsview	13414 Daventry Way, Germantown, MD	2001	326	8/28/2011	$78,100,000	5.50%
3	Aptartments at Cambidge Ct.	386 Attenborough Drive, Baltimore, MD	2002	544	8/23/2011	$90,400,000	5.40%
4	Yale Village Apartments	1699 Yale Place, Rockville, MD	1968	210	6/29/2011	$49,500,000	5.00%
5	Fairland Gardens	12305 Treetop Drive, Silver Spring, MD	1981	400	2/18/2011	$58,000,000	6.00%

The capitalization rates produced by these sales are a reliable indication as to an appropriate rate for the subject property. The subject is a 1979 vintage garden apartment complex in a somewhat inferior section of suburban Maryland than the comparable sales presented. Based on recent sales data a capitalization rate towards the high end of this range or 6.0% would be anticipated.

Investor Surveys	According to the PricewaterhouseCoopers Korpacz Real Estate Investor Survey, Third Quarter 2011 rates for apartments reported by survey participants active in the market presently range as shown.
MID-ATLANTIC REGION APARTMENT MARKET SURVEY

	5.80%-14.00%	Range
Internal Rate of Return	9.32%	Average
	4.00% - 7.50%	Range
Overall Capitalization Rate	5.98%	Average
	4.50% -9.75%	Range
Residual Capitalization Rate	6.65%	Average
	(5.00%) - 5.00%	Range
Annual Rent Growth Rate	1.92%	Average
	1.00% - 3.00%	Range
Annual Expense Growth Rate
	2.58%	Average

Source: Korpacz Real Estate Investor Survey, 3rd Quarter 2011

As indicated in the table to follow, overall rates began to increase beginning Third Quarter 2008 and have continued this trend through the Fourth Quarter of 2009. The First Quarter of 2010 indicated the first decrease in the average overall rate since the Third Quarter 2008.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 42
NATIONAL APARTMENT MARKET OVERALL
CAPITALIZATION RATE TRENDS

Quarter	Average	Basis Point Change
3Q11	5.98%	-12
2Q11	6.10%	-19
1Q11	6.29%	-22
4Q10	6.51%	-61
3Q10	7.12%	-56
2Q10	7.68%	-17
1Q10	7.85%	-18
4Q09	8.03%	19
3Q09	7.84%	35
2Q09	7.49%	61
1Q09	6.88%	75
4Q08	6.13%	27
3Q08	5.86%	11
2Q08	5.75%	-4
1Q08	5.79%	4
4Q07	5.75%	-1
3Q07	5.76%	-4
2Q07	5.80%	-9
1Q07	5.89%	-8

Source: Korpacz Real Estate Investor Survey

Conclusion of OAR	The subject is a good quality apartment complex situated in an established residential neighborhood with good access. The property is proximate to employment centers, shopping and neighborhood support facilities. The subject has unit sizes that reflect market parameters and an amenity package that is typical of the properties in the competitive market. The subject property has achieved a stabilized occupancy of 98.9 percent according to the February rent roll.

An OAR ranging of 5.00 and 6.00 percent was indicated from comparable sales. The Korpacz survey indicates an average overall rate for the Mid- Atlantic Region as well as the National Apartment Market of 5.98 percent. The National Apartment Market has illustrated declining capitalization rates for seven consecutive quarters. The subject property is an average property, was constructed in 1979 and offers minimal amenities. The subject is well-maintained and in good condition, though the unit fixtures and appliances are of an older style. In consideration of the preceding data, a rate of 6.0 percent is concluded.
VALUE BY DIRECT CAPITALIZATION

Stabilized Cash Flow	The stabilized cash flow is based on the previous income and expense discussion.

Valuation	Value is calculated by dividing the stabilized net operating income (including an allowance for Reserves) by the concluded overall capitalization rate. Thus the market value of the leased fee interest is calculated as follows:

$1,634,213 ÷ 6.0% = $27,236,883
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 43
Direct Capitalization Value

Conclusion	The Market Value of the Leased Fee Interest in the subject property, free and clear of financing, by the Direct Capitalization method of the Income Capitalization Approach, as of October 1, 2011, is rounded to:
TWENTY SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS
($27,200,000)
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 44

SALES COMPARISON APPROACH

VALUATION METHODOLOGY	The basic steps in processing the sales comparison approach are outlined as follows:

1. Research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property.

2. Select a relevant unit of comparison and develop a comparative analysis.

3. Compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property.

4. Reconcile the various value indications produced by the analysis of the comparables.

REGIONAL SALES MARKET	A survey of recent sales in the subject’s marking areas was conducted. Several sales of garden apartment complexes in 2011 located within the Baltimore-Washington D.C. metropolitan area were identified; however, all of the sales identified were located on the outskirts of Washington D.C. or Baltimore in significantly superior locations to the subject property. Additionally, the majority of 2011 sales reflect apartment complexes with recent construction dates, substantially superior to the subject’s 1979 construction date. Only one 2011 sale within the subject’s immediate area was identified. This sale was part of a portfolio of eight properties and the majority of the properties were located in Virginia in superior locations. As such, the survey includes three sales from 2010, which represent the most comparable sales and the best indicators of the subject’s value. These sales formulate a defensible value for the subject property via sales comparison.

PRESENTATION OF COMPARABLE SALES	To estimate the property value by the sales comparison approach, comparable sales from the influencing market that are most similar to the subject property in terms of age, size, tenant profile and location have been analyzed. The sales are compared on a price-per-unit basis, as this is a common method of comparison for such properties.

The comparable sales summarized in the table below and plotted on the following map, range in price from $120,047 to $151,079 per unit. While these unit prices implicitly contain both the physical and economic factors affecting real estate, these statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has some limitations.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 45
PRESENTATION OF COMPARABLE SALES DATA

Sale No.	Subject	Sale 1	Sale 2	Sale 3
Name	Lazy Hollow Apartments	The Greens at Columbia Apts.	Point at Laurel Lakes	Charleston Manor
Location	8786 Cloudleap Court Columbia, MD	12215 Little Patuxent Parkway Columbia, MD The Greens at Columbia Ltd	8220 Marymont Drive Laurel, MD Eaton Vance Investment	3182 Normandy Woods Drive Ellicott City, MD Angelo, Gordon & Co. &
Grantor	—	Partnership	Managers	Federal Capital Partners
Grantee	—	Home Properties, Inc.	Pantzer Properties, Inc.	Home Properties, Inc.
Sales Price	—	$25,600,000	$42,900,000	$103,000,000
Sale Date	—	7/26/2010	12/13/2010	9/30/2010
Year Built	1979	1986	1987	1974
No. of Units	178	169	308	858
Net Rentable Area (SF)	175,722	187,952	258,692	734,295
Avg. Unit Size (SF)	987	1,112	840	856
Occuapncy	96.0%	94.0%	96.0%	96.6%
Price/SF	—	$136.20	$165.83	$140.27
Price/Unit	—	$151,479	$139,286	$120,047
Net Income	$1,562,025	$1,345,000	$2,466,750	$6,355,000
NOI/SF	—	$7.16	$9.54	$8.65
NOI/Unit	$9,175	$7,959	$8,009	$7,407
Cap Rate (OAR)	—	5.25%	5.75%	6.17%
PGIM	—	9.43	9.66	8.52
Expense Ratio (OER)	53.73%	Unknown	44.1%	Unknown
COMPARABLE SALES MAP
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 46

Analysis	The comparables are examined by considering the following adjustment factors.

Ownership Interest	No adjustments are necessary, since all of the sales reflect a 100 percent transfer of ownership interest.

Financing Terms	The comparable sales were either all cash transactions or were financed by primary lenders at market-oriented rates. Considerate of such, no adjustments for any unusual or atypical financing is required.

Conditions of Sale	Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. We are not aware of any atypical circumstances regarding any of the comparable sales. Personal property is included as all facilities have similar unit appliance requirements and miscellaneous office and common area FF&E.

Expenditures Made Immediately After Sale	Any required major capital costs incurred by the buyer immediately after the sale is appropriately added to the purchase price. It is reported on Sale No. 3 that the buyer incurred significant capital expenditures after the sale. As such, this expense will be added to the purchase price. The other two sales do not require any specific sale price adjustment other than what is included in general comparisons based on condition.

Market Conditions (Time)	Comparable sales that occurred under different market conditions than those applicable to the subject property as of the effective date of appraisal require adjustment for any differences that affect their values. The comparable sales occurred between July and December 2010. Market conditions have shown improvement since 2010 and, as such, a slight upward adjustment has been applied to the comparables to account for such.

Location	An adjustment for location is appropriate when the location characteristics of a comparable property are different from those of the subject. Adjustments have been made on an individual basis.

Physical Characteristics	Physical differences include differences in building size, number of units, quality of construction, building materials, age, condition, functional utility and appearance. Adjustments to the comparables have been applied on an individual basis.

Average Unit Size	The subject has an average unit size of 987 square feet. Properties with larger average unit sizes tend to trade at higher prices, all other factors being equal. Conversely, properties with smaller average unit sizes tend to trade at a lower price per unit. The average unit size of each comparable property is compared to the subject and applicable adjustments are applied when warranted.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 47

Amenities	The subject offers unit amenity typical in the market; however, it does not provide typical property amenities. Adjustments to the comparables have been made on an individual basis.

Economic Characteristics	Economic characteristics include all the attributes of a property that affect its income. The subject’s average market rent is $1,334 per unit per month. Adjustments to the comparables have been made on an individual basis.

The following is a brief description of the relevant building sales considered pertinent in the valuation of the subject property.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 48

Comparable Sale No.1

Property Name: Location: Neighborhood: Parcel ID: Date of Sale: Grantor: Grantee: Consideration: Number of Units: Year Built: Size (Sq. Ft.): Occupancy: Price per Unit: OAR:	The Greens at Columbia Apartments
12215 Little Patuxent Parkway
Columbia, MD
15-069813
July 26, 2010
The Greens at Columbia LP
Home Properties, Inc.
$25,600,000
169
1986
187,952 square feet
94.0%
$151,479 per unit
5.25%

Analysis:	Comparable No. 1 is a July 26, 2010 arms length sale of the leased fee interest in an 187,952 square foot, 169 unit garden apartment complex built in 1986. No major capital costs incurred by the buyer immediately after the sale and no adjustment for condition of sale is required. Given the 2010 sale date, an upward adjustment for market conditions has been applied. The comparable is located approximately 4 miles west of the subject. Also located in Columbia, Maryland, this comparable enjoys similar accessibility to retail and support services. The location is comparable to the subject and no location adjustment is required. Age, condition and quality are considered similar requiring no adjustment. This comparable’s average unit size is slightly larger than the subject. A slight downward adjustment is required. This comparable has a pool and covered carport space. As such, the amenities at this comparable are nominally superior. As such, no adjustment is required. The average rent for this comparable is $1,312 per unit per month, similar to the subject’s average rent of $1,340. No adjustment has been processed for economics. Overall, a slightly downward adjustment has been applied resulting in an adjusted price of $151,101 per unit.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 49

Comparable Sale No. 2

Property Name: Location: Neighborhood: Parcel ID: Date of Sale: Grantor: Grantee: Consideration: Number of Units: Year Built: Size (Sq. Ft.): Occupancy: Price per Unit: OAR:	Point at Laurel lakes
8220 Marymont Drive
Laurel, MD
Eleven parcels
December 13, 2010
Eaton Vance Investment Managers
Pantzer Properties, Inc.
$42,900,000
308
1987
258,692 square feet
96.0%
$139,286 per unit
5.75%

Analysis:	Comparable No. 2 is a December 13, 2010 arms length sale of the leased fee interest in an 258,692 square foot, 308 unit garden apartment complex built in 1987. No major capital costs incurred by the buyer immediately after the sale and no adjustment for condition of sale is required. Given the 2010 sale date, an upward adjustment for market conditions has been applied. The comparable is located approximately 10 miles south of the subject. The comparable’s location is close to Route 1, a road dense with multifamily developments, retail and support services. It is also has easy accessibility to I-95, as does the subject. The location is comparable to the subject and no location adjustment is required. Age, condition and quality are superior to the subject and a downward adjustment has been applied. This comparable’s average unit size is moderately smaller than the subject. A slight upward adjustment is applied for unit size. This comparable has a pool, fitness center and club house. It also has a separate office building detached from the apartments. As such, the amenities at this comparable are considered superior and a downward adjustment has been applied. The average rent per unit for this comparable is $1,201 per unit per month, while the subject’s average rent is $1,340. A slight upward adjustment has been processed for economics. Overall, a net neutral adjustment has been applied resulting in an unadjusted unit price of $146,250 per unit.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 50

Comparable Sale No. 3

Property Name: Location: Neighborhood: Parcel ID: Date of Sale: Grantor: Grantee: Consideration: Number of Units: Year Built: Size (Sq. Ft.): Occupancy: Price per Unit: OAR:	Charleston Manor
3182 Normandy Woods Drive
Ellicott City, MD
02-234289, 02-274086, 02-285460
September 30, 2010
Angelo, Gordon & Co. & Federal Capital Partners
Home Properties, Inc.
$103,000,000
858
1974
734,295 square feet
96.6%
$120,047 per unit
6.17%

Analysis:	Comparable No. 3 is a September 30, 2010 arms length sale of the leased fee interest in an 734,295 square foot, 858 unit garden apartment complex built in 1974. It was reported that the buyer planned to spend $6.8 million in capital expenditures to correct deferred maintenance and additional renovation and up keep of the property. This equates to $7,925 per unit, which has been added as a condition of sale adjustment. Given the 2010 sale date, an upward adjustment for market conditions has been applied. The comparable is located approximately 6 miles north of the subject. The comparable is located directly off of Route 40, a road dense with multifamily developments, retail and support services. Route 40 runs into I-695 within a few miles of this comparable. The location is comparable to the subject and no location adjustment is required. After adjustment for post acquisition renovations, the condition and quality are assumed to be similar to the subject. This comparable represents the sale of 838 units, considerably larger than the subject. As such, an upward adjust for physical characteristics is required. This comparable’s average unit size is smaller than the subject. A slight upward adjustment is processed for unit size. This comparable has a pool, fitness center, tennis court and club house. It also has a separate office building detached from the apartments. As such, the amenities at this comparable are considered superior and a downward adjustment has been applied. The average rent for this comparable is $1,174 per unit per month, while the subject’s average rent is $1,340. A slight upward adjustment for economics has been applied. Overall, an upward adjustment has been applied resulting in an adjusted price of $154,071 per unit.
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 51
COMPARABLE SALES ADJUSTMENT GRID

Sale No.	Subject	Sale 1	Sale 2	Sale 3
Name	Lazy Hollow Apartments	The Greens at Columbia Apts.	Point at Laurel Lakes	Charleston Manor

Location	8786 Cloudleap Court Columbia, MD	12215 Little Patuxent Parkway Columbia, MD	8220 Marymont DriveLaurel, MD	3182 Normandy Woods Drive Ellicott City, MD

Sale Date		7/26/2010	12/13/2010	9/30/2010
Avg. Market Rent per Unit	$1,397	$1,312	$1,201	$1,174
Price/Unit		$151,479	$139,286	$120,047

ADJUSTMENTS
Financing Adjustment		$0	$0	$0

Adjusted for Financing per Unit		$151,479	$139,286	$120,047
Condition of Sale Adjustment		$0	$0	$7,925

Adjusted for Special Condtions		$151,479	$139,286	$127,972
Market Conditions (Time)		5.0%	5.0%	5.0%

Time Adjusted Price per Unit.)		$159,053	$146,250	$133,974

Location		0.0%	0.0%	0.0%
Physical Characteristics		0.0%	-5.0%	10.0%
Average Unit Size		0.0%	5.0%	5.0%
Amenities		-5.0%	-5.0%	-5.0%
Economics		0.0%	5.0%	5.0%

Total Adjustments (%)		-5%	0%	15%

Adjusted Price per Unit		$151,101	$146,250	$154,071

VALUE CONCLUSION	After analysis and adjustments, a value range of $146,101 to $154,071 per unit is indicated. Sales No. 1 has been given the greatest weight. This property is the most proximate, physically similar and requires the least gross adjustments. Sale No. 3 is given the least weight as it required a condition of sale adjustment as well as a physical character adjustment to account for its larger size. With consideration of all the sales, with the greatest weight given to Sale No. 1, it is reasonable to conclude to a unit value of $151,000 per unit. Accordingly, the market value via the Sales Comparable Approach is calculated as follows:

178 units x $151,000 = $26,878,000

Accordingly, the Market Value of the Leased Fee interest in the subject property as of October 1, 2011, free and clear of financing, via the Sales Comparison Approach, is rounded to:

TWENTY SIX MILLION NINE HUNDRED THOUSAND DOLLARS ($26,900,000)
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Page 52

RECONCILIATION AND FINAL ESTIMATE OF VALUE

Review	The purpose of this appraisal is to provide an estimate of the market value of the leased fee interest in the subject property, free and clear of financing. The date of value is October 1, 2011. The indicated market value estimates for the real property interest appraised are:

Cost Approach	N/A
Income Capitalization Approach	$27,200,000
Sales Comparison Approach	$26,900,000

Income Approach	The Income Capitalization Approach seeks to view the subject property’s value from the perspective of the typical investor. This approach reflects the relationship between the income a property is capable of generating and its true value in the marketplace. Typical investors judge the value of a property based upon the quality and quantity of the income generated, as well as the likely impact of market conditions on future income generation. The Income Capitalization Approach, by considering these factors provides a good measure of value for this type of property.

Sales Approach	This approach provides an estimate of value based upon the recent activities of buyers and sellers in the marketplace. This approach is generally considered to be reliable in active markets where the motivations of buyers and sellers are known and the operating characteristics of the properties being transferred are available for scrutiny. Market research revealed adequate sales of properties that are considered comparable to the subject property. The Sales Comparison Approach is given similar weight in the final value conclusion.

The Cost Approach	The Cost Approach was excluded from the scope of this assignment.

Conclusions	Based on the merits of both the Income Capitalization and the Sales Comparison Approach, the final reconciliation of value is concluded with equal weight given to both approaches. Based upon the data, analyses and conclusions contained within this appraisal report, the Market Value of the Leased Fee Interest in the subject property, free and clear of financing, as of October 1, 2011 is

TWENTY SEVEN MILLION DOLLARS
($27,000,000)
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda
ADDENDA
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda
ADDITIONAL PHOTOGRAPHS
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Entrance

Open Breezeways to units
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Parking in front of buildings	Sidewalks connecting buildings

Typical kitchen	Typical kitchen
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Typical bathroom	Typical bathroom

Washer/dryers in kitchens	Bedrooms
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

View from front door, typical unit.	Sliding glass door to balcony

Stairwell in breezeway
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Hot water heater, one in each building	Heating system, one in each building.

Maintenance room, not one of the 178 units.
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Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda
SUBMITTED INFORMATION
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006063- Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
INCOME
a500000 - Gross Potential Rent - Market	219,742	216,742	227,082	230,942	232,382	237,212	231,262	231,642	236,132	235,282	236,352	251,152	2,785,924

Non - Subsidized Rental Income	219,742	216,742	227,082	230,942	232,382	237,212	231,262	231,642	236,132	235,282	236,352	251,152	2,785,924
a502000 - Association Dues	0	0	0	0	0	0	0	(90)	0	0	0	0	(90)
a502300 - Rent Adj - Under/Over Market	1,877	2,083	(4,810)	(10,134)	(7,960)	(13,127)	(9,759)	(9,332)	(9,612)	(11,162)	(11,127)	(19,793)	(102,855)

Non - Subsidized Rent Inc Adj	1,877	2,083	(4,810)	(10,134)	(7,960)	(13,127)	(9,759)	(9,422)	(9,612)	(11,162)	(11,127)	(19,793)	(102,645)

Gross Potential Rent	221,619	218,825	222,272	220,808	224,422	224,085	221,503	222,220	226,520	224,120	225,225	231,359	2,682,979

a503100 - Vacancy-Market	(10,038)	(5,684)	(6,444)	(4,237)	(6,635)	(5,329)	(5,519)	(3,944)	(12,433)	(3,930)	(1,559)	(4,361)	(70,113)
a503300 - Vacancy -Down Units	(919)	(2,056)	0	(2,578)	(1,329)	0	(1,479)	0	0	0	0	0	(8,362)

Vacancy Loss	(10,957)	(7,741)	(6,444)	(6,816)	(7,964)	(6,329)	(6,998)	(3,944)	(12,433)	(3,930)	(1,559)	(4,361)	(78,476)
a504000 - Concessions -Special Promo	(1,617)	(1,945)	(1,706)	(833)	(441)	(361)	(283)	(253)	(203)	203	(203)	(203)	(8,314)
a504100 - Concessions - Renewal	(53)	(53)	(83)	(53)	(23)	(23)	(23)	(23)	(23)	(23)	(58)	(93)	(501)
a504200 - Concessions - Res Relations	(240)	(746)	(675)	(450)	0	0	(528)	0	(1,573)	(35)	(1,160)	(152)	(5,559)
a504400 - Concessions - Discounts	(962)	(1,093)	(1,194)	1,415	(1,373)	(1,256)	(1,215)	(1,371)	(1,398)	(1,461)	(1,467)	(1,648)	(15,873)
a504500 - Concessions - Reimbursement	0	0	0	0	121	0	0	54	203	(174)	0	91	294
a504600 - Concessions - Amortization	(576)	(145)	(436)	25	(322)	(253)	(252)	(210)	(185)	109	214	(326)	(2,784)

Concessions	(3,468)	(3,985)	(4,124)	(2,726)	(2,038)	(1,893)	(2,301)	(1,804)	(3,179)	(1,787)	(3,102)	(2,331)	(32,736)
a505300 - Rent Loss - Admin Units	(1,229)	(1,199)	(1,279)	(1,299)	(1,329)	(1,349)	(1,299)	(1,329)	(1,349)	(1,349)	(1,349)	(1,479)	(15,838)

Other Rental Losses	(1,229)	(1,199)	(1,279)	(1,299)	(1,329)	(1,349)	(1,299)	(1,329)	(1,349)	(1,349)	(1,349)	(1,479)	(15,838)

Rental Losses	(15,655)	(12,924)	(11,846)	(10,840)	(11,331)	(8,571)	(10,598)	(7,076)	(16,961)	(7,066)	(6,010)	(8,170)	(127,049)

Net Rental Income	205,964	205,901	210,425	209,968	213,091	215,514	210,905	215,144	209,559	217,054	219,215	223,189	2,555,930

Fee Income	3,263	4,563	6,780	1,873	2,610	3,702	9,770	5,861	7,375	5,536	11,776	(277)	62,832
Other Misc Income	999	1,140	1,221	1,465	1,504	1,639	1,667	2,217	2,158	2,217	2,263	2,388	20,876

Miscellaneous Income	4,262	5,702	8,001	3,339	4,114	5,340	11,437	8,078	9,533	7,753	14,040	2,110	83,708
a517100 - Resident Utill Pmt Net Gas	2,202	2,017	2,664	4,796	7,099	26,400	15,880	10,753	8,204	4,392	3,097	2,754	91,156
a517200 - Resident Utill Pmt Water	1,796	1,822	1,916	1,786	2,031	2,143	2,433	1,942	0	0	0	0	15,870
a517300 - Resident Utill Pmt Sewer	0	0	0	0	0	0	0	57	2,017	1,914	2,087	1,943	8,018

a517600 - Resident Utill Pmt Trash	1,207	1,105	1,167	1,113	1,046	1,116	1,284	1,148	1,177	1,140	1,206	1,142	13,849
a517700 - Resident Utill Pmt Admin Fees	528	371	386	306	390	517	438	249	324	385	579	342	4,814
a517900 - Resident Utill Pmt Accr Ac/s	0	0	34,421	0	0	14,556	0	0	(47,396)	0	0	2,006	3,587
Utility Reimbursement	5,732	5,314	40,554	8,002	11,464	44 732	20,035	14,148	(35,675)	7,830	6,969	8,187	137,294
a518000 - Anc Svcs - Accual Adjust	0	0	(284)	0	0	0	0	0	(222)	0	0	0	(488)
a518100 - Anc Svcs - Cable TV	0	1,479	0	0	1,257	0	0	0	1,257	0	0	1,257	5,250
a518400 - Anc Svcs - Telephone	801	801	801	801	801	801	801	801	801	801	801	801	9,612
a518500 - Anc Svcs - Other Programs	445	445	445	445	445	445	445	445	445	445	445	445	5,340

Ancillary Services Income	1,246	2,725	982	1,246	2,503	1,246	1,246	1,246	2,281	1,246	1,246	2,503	19,716
a519300 - Exec Suites - Expense	(60)	0	0	0	0	0	0	0	0	0	0	0	(60)

Corp Housing Income	(60)	0	0	0	0	0	0	0	0	0	0	0	(60)

Other Rental Income	11,180	13,742	49,537	12,586	18,081	61,318	32,718	23,472	(23,851)	16,829	22,255	12,801	240,658

a520000 - Bad Debt - Resident	1,127	(2,906)	(4,162)	(2,276)	(42)	(3053)	(3,826)	(4,315)	462	(139)	(10,992)	4,530	(25,592)
a520100 - Bad Debt - Recovery by Site	0	1,211	0	123	343	793	330	1,843	95	2,477	0	0	7,215
a520300 - Bad Debt - Professional Coll	448	1,130	1,091	925	789	802	179	315	245	432	847	1,487	8,687
a520500 - Bad Debt - Bank Roc Adjust	0	0	0	0	0	0	(6)	0	0	0	0	0	(6)

Bad Debt Expense	1,572	(565)	(3,072)	(1,227)	1,090	(1,458)	(3,323)	(2,157)	802	2,770	(10,146)	6,017	(9,696)

Effective Gross Income	218,717	219,078	256,891	221,327	232,262	265,374	240,300	236,460	186,500	236,653	231,324	242,006	2,786,892

OPERATING EXPENSES
a600000 - Salaries & Wages Exp - Mgmt	2,115	3,660	2,538	2,538	2,412	2,327	2,115	2,115	3,173	2,152	2,168	2,168	29,483
a600100 - Salaries & Wages Exp - Admin	3,347	4,911	3,239	3,213	3,097	3,062	3,076	3,045	4,635	3,462	3,462	3,462	42,010
a600200 - Salaries & Wages Exp - Maint	7,010	10,195	7,001	7,250	6,990	6,707	6,811	6,805	10,173	5,569	6,667	6,790	87,968
a600300 - Salaries & Wages Exp - Leasing	2,650	3,809	2,622	2,509	2,376	2,357	2,295	2,345	3,407	2,444	2,467	2,194	31,474
a601000 - Sal & Wages Accrual - M gmt	224	(783)	269	274	(45)	200	41	164	(822)	236	230	139	129
a601100 - Sal & Wages Accrual - Admin	945	(2,438)	585	577	(85)	524	354	(1,109)	(1,171)	463	358	222	(776)
a601200 - Sal & Wages Accrual - Maint	733	(2,850)	729	858	(86)	560	532	525	(2,650)	259	1,099	494	204
a601300 - Sal & Wages Accrual - Leasing	0	0	0	0	0	0	0	1,539	(931)	303	264	10	1,185
a602200 - Overtime - Maintenance	0	0	0	0	0	0	0	0	329	56	263	174	821
a602300 - Overtime - Leasing	0	0	0	0	0	0	0	0	6	27	0	0	33
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053 - Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a604000 - Empl Recog & Spot Bonus & Exp	0	0	0	0	0	0	0	0	0	385	0	600	985
a604100 - Employee Apartments Exp	3,038	6,316	4,787	4,787	4,787	4,787	4,787	4,787	4,787	6,376	6,376	3,267	58,860
a604300 - Salary Exp - Outsourced Svcs	256	250	254	266	266	261	246	213	183	184	206	208	2,796

Total Compensation Expense	20,319	23,069	22,025	22,272	19,712	20,785	20,260	20,430	21,119	21,915	23,559	19,728	255,193
a605000 - Payroll Tax Exp - FICA	1,667	1,722	1,262	3,692	4,156	1,768	1,123	1,366	1,838	1,294	1,185	1,090	22,163
a605100 - Payroll Tax Exp - FUTA	0	0	0	0	0	0	0	0	0	6	14	14	34
a605200 - Payroll Tax Exp - SUTA	0	0	0	0	0	0	0	0	0	104	320	316	739
a605400 - Payroll Tax Exp - Accrual	413	(771)	147	1,120	(76)	(520)	(249)	247	(568)	195	200	44	182
a606000 - Workers Comp Exp	591	613	429	440	586	412	398	474	633	427	417	400	5,821
a606100 - Workers Comp Exp - Accrual	0	0	0	0	0	0	0	184	(198)	46	39	18	89
a606900 - Workers Comp Exp - Adjust	136	(273)	46	51	(5)	36	21	(103)	0	0	0	0	(90)
a607000 - Benefits Exp - Health	2,429	3,719	1,243	1,660	1,659	1,636	1,613	1,613	2,092	617	1,854	1,854	21,990
a607200 - Benefits Exp - LTD & STD	0	0	0	0	0	0	0	0	328	93	181	181	782
a607500 - Benefits Exp - Accrual	0	(1,240)	1,240	0	0	0	0	0	(697)	697	0	0	0
a607900 - Benefits Exp - Adjustments	0	0	0	0	255	0	0	0	0	0	0	0	255

PR Taxes, WC & Benefits Exp	5,237	3,771	4,367	6,962	6,575	3,333	2,907	3,781	3,427	3,480	4,209	3,917	51,965
a608000 - Leasing Comm Exp - Paid	2,700	0	675	825	879	1,000	0	850	1,725	1,000	1,084	0	10,738
a608200 - Leasing Comm Exp - Amort Resdt	(1,435)	952	221	101	49	30	731	35	(891)	(31)	(255)	731	436

Leasing commission	1,265	952	896	926	928	1,030	731	885	1,034	969	829	731	11,174
a608500 - Other Pers - Contract Labor	46	0	0	0	0	0	0	0	0	0	0	0	46
a608510 - Other Pers - CSC Allocations	98	97	117	124	131	132	106	102	130	115	118	66	1,335

Other Pers & Contract Exp	144	97	117	124	131	132	106	102	130	115	118	66	1,381
a608900 - Direct Capitalized Payroll	(2,441)	(2,637)	(3,115)	(1,537)	(1,720)	(1,148)	(1,074)	(2,501)	(1,374)	(1,161)	(1,329)	(1,911)	(21,947)

Capitalized Payroll -Direct	(2,441)	(2,637)	(3,115)	(1,537)	(1,720)	(1,148)	(1,074)	(2,501)	(1,374)	(1,161)	(1,329)	(1,911)	(21,947)

Personnel Bef Incentive Comp	24,524	25,252	24,289	28,746	25,626	24,131	22,929	22,697	24,336	25,318	27,387	22,531	297,766

a609100 - ST Incent - Ops Incent Plan	997	3,070	1,431	2,750	1,572	2,750	0	(1,176)	3,861	1,123	3,130	4,895	24,403

Incentive Comp Exp	997	3,070	1,431	2,750	1,572	2,750	0	(1,176)	3,861	1,123	3,130	4,895	24,403

Personnel Expences	25,521	28,321	25,720	31,496	27,197	26,882	22,929	21,521	28,198	26,440	30,516	27,427	322,169

a610000 - Util Exp - Gas House Acct	2,840	4,535	9,371	20,167	18,274	13,835	11,310	4,888	3,336	3,237	2,299	3,589	97,681

Utilities Expense - Gas	2,840	4,535	9,371	20,167	18,274	13,835	11,310	4,888	3,336	3,237	2,299	3,589	97,681
a610100 - Util Exp - Elec House Acct	1,861	1,733	1,888	2,349	2,329	2,155	2,131	1,782	1,793	1,733	1,556	1,819	23,128
a610110 - Util Exp - Elec Vacant	662	259	318	632	495	326	409	511	832	1,382	739	613	7,178

Utilities Exp - Elec	2,523	1,992	2,206	2,980	2,824	2,461	2,540	2,292	2,625	3,115	2,296	2,433	30,306
a610200 - Util Exp - Water	1,140	1,140	796	1,025	1,025	1,198	1,083	1,082	1,595	940	613	631	12,467
a610210 - Util Exp - Sewer	1,415	1,415	916	1,249	1,249	1,852	1,450	1,450	1,876	1,194	1,033	1,140	16,239

Utilities, Exp - Water/Sewer	2,555	2,555	1,711	2,274	2,274	3,051	2,533	2,532	3,470	2,133	1,646	1,971	28,706
a610410 - Util Exp - Resid Billing Fees	883	896	870	896	892	907	902	912	970	997	953	893	10,982
a610490 - Util Exp - Misc Util Chgs	77	139	73	60	80	80	74	0	0	0	0	(1)	603

Utilities Exp - Other	970	1,036	944	975	972	987	977	912	970	997	953	893	11,585

Utilities Expense	8,888	10,118	14,232	26,396	24,344	20,354	17,359	10,624	10,401	9,483	7,194	8,885	168,278

a611000 - Contr Svc Exp - Yards a Grnds	2,102	2,102	10,102	1,751	0	0	914	2,335	2,335	2,335	2,335	2,900	29,212
a611020 - Contr Svc Exp - Trash Remova	2,049	12	1,207	805	751	1,070	874	1,597	1,425	1,095	686	1,749	13,320
a611070 - Contr Svc Exp - Comm Area Clng	675	135	641	(34)	1,283	675	675	675	675	675	675	675	7,425
a611080 - Contr Svc Exp - Bed Bugs	0	0	0	0	0	0	0	0	0	0	0	800	800
a611101 - Contr Svc Exp - Other Pests	560	554	577	583	183	183	3,458	723	1,608	183	183	183	8,978
a611110 - Contr Svc Exp - Snow Removal	0	0	363	2,167	1,789	1,444	0	0	0	0	0	0	5,763
a611140 - Contr Svc Exp - Cable TV	0	0	60	0	60	0	0	60	0	0	0	0	180
a611490 - Contr Svc Exp - Misc Svcs/Oth	0	0	0	0	0	0	85	(40)	0	0	0	0	45

Contract Services Expense	5,386	2,803	12,950	5,272	4,065	3,372	6,006	5,350	6,044	4,288	3,879	6,407	65,822

a612000 - Turn Exp - Painting	1,971	1,795	2,245	2,030	440	1,763	2,560	2,080	2,333	1,746	1,641	2,436	23,038
a612010 - Turn Exp - Paints Supplies	577	167	466	456	143	205	781	197	624	201	471	442	4,730
a612020 - Turn Exp - General Cleaning	840	400	680	700	185	300	800	725	560	385	625	570	6,770
a612030 - Turn Exp - Carpet Cleaning	407	234	354	268	195	264	87	369	147	238	291	539	3,412
a612040 - Turn Exp - Resurface Kit Bath	0	0	360	0	0	0	175	0	0	0	0	275	810
a612050 - Turn Exp - Keys & Locks	116	23	124	0	32	1	21	53	113	69	0	21	574

Turnover - Expense	3,911	2,619	4,229	3,454	995	2,551	4,424	3,424	3,776	2,638	3,028	4,283	39,333

a613000 - R&M Exp - Supplies - Plumbing	124	93	212	98	173	9	139	1,054	(911)	72	44	184	1,301
a613010 - R&M Exp - Supplies - Electric	16	30	39	52	29	4	60	60	94	32	1,862	0	2,278
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053 - Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a613020 - R&M Exp - Supplies - HVAC	0	200	499	41	747	0	36	35	0	238	0	0	1,795
a613030 - R&M Exp - Supplies - Appliance	193	0	(22)	125	151	77	350	101	0	8	145	10	1,140
a613040 - R&M Exp - Supplies - Lighting	0	0	0	0	0	0	0	0	59	27	0	0	86
a613050 - R&M Exp - Supplies - Bulb/Lamp	9	0	192	(2)	62	0	172	32	0	0	0	27	493
a613060 - R&M Exp - Supplies - Cleaning	2	56	81	0	123	60	89	10	102	79	102	145	849
a613070 - R&M Exp - Supplies - Landscape	0	0	0	0	0	0	0	0	0	366	0	0	366
a613090 - R&M Exp - Supplies - Other	17	21	21	12	4	1	31	(18)	8	4	19	17	135

Rep & Maint Exp - Supplies	361	399	1,022	325	1,290	152	877	1,285	(648)	825	2,173	383	8,444
a613100 - R&M Exp - Equip - HVAC	0	0	0	0	0	0	0	0	50	3	18	0	71
a613110 - R&M Exp - Equip - Boiler	0	0	0	132	0	0	0	0	0	0	0	0	132
a613120 - R&M Exp - Equip - Plumbing	127	84	0	82	2	709	40	2	1,025	357	42	40	2,510
a613130 - R&M Exp - Equip - Fire Protect	1,193	0	0	(820)	(39)	(153)	0	0	0	1,521	4	287	1,994
a613190 - R&M Exp - Equip - Other	53	106	0	106	265	53	359	0	53	53	53	53	1,154

Rep & Maint Exp - Equipment	1,373	190	0	(500)	228	609	399	2	1,128	1,934	117	380	5,860
a613200 - R&M Exp - Bldg - Interior	0	0	0	210	180	(20)	305	0	0	0	150	109	934
a613210 - R&M Exp - Bldg - Exterior	0	225	0	0	0	460	0	0	0	1,557	0	0	2,241
a613220 - R&M Exp - Bldg - Window Glass	4	0	192	(1)	0	0	0	403	0	0	0	0	598
a613290 - R&M Exp - Bldg - Other	0	0	352	0	0	584	626	0	0	0	0	0	1,562

Rep & Maint Exp - Building	4	225	544	209	180	1,024	931	403	0	1,557	150	109	5,336
a613310 - R&M Exp - Grounds - Landscape	0	0	0	0	0	0	0	0	0	0	1,450	0	1,450
a613320 - R&M Exp - Grounds - Exterior	0	0	0	0	0	0	0	0	0	8	0	0	8

Rep & Maint Exp - Grounds	0	0	0	0	0	0	0	0	0	8	1,450	0	1,458
a613910 - R&M Exp - Other - Rebates	15	(14)	(7)	9	(15)	(28)	(6)	5	(3)	0	9	(14)	(48)
a613990 - R&M Exp - Other - Misc	0	0	0	0	0	12	0	0	0	0	0	0	12

Rep & Maint Exp - Other	15	(14)	(7)	9	(15)	(16)	(6)	5	(3)	0	9	(14)	(36)

Repairs & Maintenance Exp	1,752	801	1,560	43	1,683	1,769	2,200	1,695	477	4,324	3,900	857	21,062

a614000 - Mktg Exp - Adv - Web	2,032	2,052	1,472	1,748	1,739	2,011	1,565	1,621	1,338	1,699	1,763	1,793	20,835
a614010 - Mktg Exp - Adv - Print	105	(105)	249	0	249	(249)	249	(249)	249	241	(241)	28	526
a614020 - Mktg Exp - Adv - Aimco Website	260	223	262	214	257	298	298	194	328	201	260	276	3,071
a614030 - Mktg Exp - Adv - CC Advert	454	455	485	490	548	710	493	641	391	236	362	461	5,724

Mktg Exp - Advertising	2,851	2,625	2,469	2,452	2,793	2,770	2,605	2,206	2,306	2,376	2,144	2,558	30,155
a614160 - Mktg Exp - Brkr - Loc Non-Def	0	300	0	0	300	0	0	325	299	0	0	0	1,224

Mktg Exp - Brokers	0	300	0	0	300	0	0	325	299	0	0	0	1,224
a614200 - Mktg Exp - PoS - Leasing Promo	0	18	0	0	0	19	120	0	56	(31)	12	0	193
a614210 - Mktg Exp - PoS - Signage	139	0	0	49	168	100	0	143	0	0	0	0	599
a614240 - Mktg Exp - PoS - Collateral	0	0	0	0	1,075	65	0	(22)	114	31	406	0	1,669
a614250 - Mktg Exp - PoS - Phone Svcs	166	59	385	90	0	0	90	298	0	379	0	0	1,466

Mktg Exp - Point of Sale	305	77	385	139	1,243	184	210	418	169	379	418	0	3,927
a614300 - Mktg Exp - Retn - Res Functns	0	(549)	0	0	0	0	0	0	0	0	500	0	(49)
a614310 - Mktg Exp - Retn - Res Relatns	18	414	134	81	515	(19)	626	18	87	127	0	262	2,264
a614330 - Mktg Exp - Retn - Print Coll	(6)	94	0	0	0	0	0	0	0	0	0	0	88

Mktg Exp - Retention	12	(41)	134	81	515	(19)	626	18	87	127	500	262	2,303

Marketing Expense	3,168	2,961	2,988	2,672	4,852	2,935	3,441	2,967	2,862	2,882	3,062	2,820	37,609

a619500 - Cap Costs - Property Exp	(6)	0	0	0	0	0	0	0	0	0	0	0	(6)

Capitalized Costs - Prop Exp	(6)	0	0	0	0	0	0	0	0	0	0	0	(6)

Property - Specific Expense	23,099	19,301	35,959	37,837	35,939	30,982	33,431	24,060	23,559	23,615	21,063	23,253	332,099

a620900 - T&E Exp - Other	0	144	128	0	0	184	0	666	23	230	0	0	1,375

Travel & Entertainment Exp	0	144	128	0	0	184	0	666	23	230	0	0	1,375
a621110 - Facil Exp - Parking	0	0	0	0	0	0	0	0	0	0	0	0	0
a621310 - Facil Exp - Moving & Storange	0	0	0	0	0	0	0	0	38	0	0	0	38

Facilities Expense	0	0	0	0	0	0	0	0	38	0	0	0	38
a622000 - Adm & Off Exp - Applicant Scrn	601	706	599	378	197	194	413	828	306	340	827	318	5,708
a622020 - Adm & Off Exp - Cop/MF Owned	0	0	0	0	0	0	0	203	101	45	128	197	674
a622040 - Adm & Off Exp - Cop/MF Leased	0	0	0	0	0	0	0	0	400	248	0	0	648
a622060 - Adm & Off Exp - Other Equip	444	454	681	242	274	35	44	41	0	0	0	0	2,215
a622100 - Adm & Off Exp - Cred Card Fees	159	240	225	205	207	47	179	275	208	290	232	154	2,422
a622120 - Adm & Off Exp - Eviction Costs	791	125	407	450	677	573	0	771	514	381	577	596	5,863
a622140 - Adm & Off Exp - Uniforms	0	0	151	316	104	46	178	95	146	161	51	79	1,329
a622160 - Adm & Off Exp - Answering	0	0	533	(533)	0	0	324	0	433	0	0	286	1,043
a622180 - Adm & Off Exp - Supplies	237	205	264	139	508	260	6	5	328	633	407	383	3,376
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053 - Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a622200 - Adm & Off Exp - Food & Bev	0	0	0	0	0	0	0	0	0	0	85	0	85
a622240 - Adm & Off Exp - Courier	0	0	0	0	0	0	0	0	0	0	7	49	56
a622260 - Adm & Off Exp - Meeting Costs	0	0	57	15	285	415	211	44	215	10	4	14	1,270
a622280 - Adm & Off Exp - Printing	83	84	84	81	77	75	83	75	76	78	76	77	950
a622300 - Adm & Off Exp - Postage	14	26	19	8	22	19	18	66	25	27	28	23	296
a622320 - Adm & Off Exp - IT Help Desk	0	0	0	91	101	123	103	88	93	112	26	112	846
a622900 - Adm & Off Exp - Other	190	0	102	33	8	148	8	10	6	6	5	6	522

Admin & Office Expense	2,520	1,840	3,122	1,426	2,460	1,936	1,566	2,502	2,853	2,331	2,453	2,296	27,304
a623000 - C&C Exp - Wired Telco Svcs	877	1,148	1,614	1,325	258	583	595	136	582	436	636	311	8,502
a623100 - C&C Exp - Wireless Telco Svcs	0	0	0	0	194	0	174	190	210	172	167	167	1,275
a623200 - C&C Exp - Hardware & Maint	0	0	0	0	198	198	0	0	95	(23)	0	0	469
a623300 - C&C Exp - Software & Maint	164	184	124	220	165	381	223	83	223	223	303	920	3,211
a623600 - C&C Exp - Phone - Cont Ctr	1,495	1,549	1,149	1,045	855	656	1,229	1,092	1,376	1,053	785	738	13,021
a623900 - C&C Exp - Other	0	0	0	0	0	0	0	0	0	0	0	338	338

Computer & Communication Exp	2,536	2,881	2,887	2,590	1,669	1,818	2,221	1,502	2,486	1,861	1,891	2,474	26,816
a624000 - C&P Exp - Legal Fees	16	6	258	0	46	10	30	34	8	36	2	(21)	423
a624040 - C&P Exp - Training	0	31	0	15	15	12	462	0	0	0	21	0	555
a624060 - C&P Exp - Dues & Prof Licenses	0	0	0	0	0	0	0	0	125	0	0	0	125
a624100 - C&P Exp - Allocated Training	133	133	133	115	115	115	115	115	115	115	115	115	1,431
a624120 - C&P Exp - Allocated HR	0	0	o	0	0	0	0	0	0	995	0	995	1,990
a624900 - C&P Exp - Other	34	34	41	39	41	42	33	32	41	36	37	21	433

Corporate & Professional Exp	183	204	432	169	216	178	639	181	289	1,181	174	1,109	4,957

Administrative Expense	5,240	5,070	6,569	4,184	4,346	4,116	4,427	4,850	5,688	5,603	4,518	5,879	60,489

Controllable Operating Exp	53,860	52,693	68,248	73,517	67,482	61,980	60,787	50,431	57,445	55,659	56,097	56,559	714,757

Controllable Net Op Inc	164,857	166,385	188,643	147,810	164,780	203,395	179,513	186,029	129,055	180,995	175,227	185,448	2,072,136

PROP OPS EXP - TAXES & INSURANCE
a650000 - Real Estate Taxes	17,906	17,906	17,906	17,906	17,906	17,906	17,906	17,906	17,906	18,956	18,956	18,956	218,021
a650200 - Personal Property Tax	0	0	0	0	0	0	0	0	0	0	4,507	0	4,507
a650600 - Construction Period Taxes	0	0	0	0	0	0	0	0	0	0	0	0	0

Real Estate & Pers Prop Tax	17,906	17,906	17,906	17,906	17,906	17,906	17,906	17,906	17,906	18,956	23,463	18,956	222,528
a624500 - C&P Exp - Tax Cred Compl Fees	82	34	34	34	38	38	38	38	38	38	38	(300)	151
a650920 - Licenses, Permits and Fees	693	693	693	693	693	693	693	693	693	693	693	693	8,321
a650930 - Sales and Use Tax	10	10	9	78	10	9	11	11	11	36	11	10	216
a650950 - Consulting Fees RE Taxes	0	0	0	0	0	0	0	68	0	0	0	0	68
a650990 - Other Taxes & Fees	0	0	0	0	0	0	10	0	0	0	0	0	10

Other Taxes & Fees Prop	785	738	737	806	742	741	752	810	742	768	742	403	8,766
a651020 - Hazard Insurance	2,790	2,790	2,790	2,790	2,790	2,522	2,522	2,522	2,522	2,522	2,522	2,522	31,602
a651040 - General Liability Insurance	1,040	1,038	1,040	1,042	1,040	1,040	1,040	1,040	1,040	1,040	1,040	1,040	12,481

Net Hazard & GL Insurance	3,830	3,829	3,830	3,832	3,830	3,562	3,562	3,562	3,562	3,562	3,562	3,562	44,084
a651280 - Crime Fidelity Ins	64	64	64	64	64	64	64	64	64	64	64	64	770
a651300 - Umbrella Auto Flood & Oth Ins	136	134	136	138	136	136	136	136	136	136	136	136	1,634
Insurance Property	200	198	200	202	200	200	200	200	200	200	200	200	2,404

Taxes & Insurance	22,722	22,671	22,674	22,746	22,678	22,409	22,420	22,478	22,410	23,486	27,968	23,121	277,782

OTH NON - CONTROLLABLE OPERATING EXP
a660000 - Management Fee Exp - Aimco	11,520	10,555	11,325	10,944	10,517	12,172	11,820	11,868	12,041	11,081	11,359	11,223	136,426

0620 - Property Mgmt Expense	11,520	10,555	11,325	10,944	10,517	12,172	11,820	11,868	12,041	11,081	11,359	11,223	136,426

Property Net Operating Income	130,615	133,159	154,644	114,120	131,585	168,814	145,273	151,683	94,603	146,428	135,899	151,103	1,657,927

a662000 - Legal Exp - Pship	0	0	0	0	1	0	0	0	0	0	0	0	1

Pship Legal & Prof	0	0	0	0	1	0	0	0	0	0	0	0	1
a662210 - Admin Exp	0	0	0	0	0	0	0	0	0	15	0	0	15

Pship Other Expense	0	0	0	0	0	0	0	0	0	15	0	0	15

0630 - Legal Prof & Oth Pshp	0	0	0	0	1	0	0	0	0	15	0	0	16

a665200 - Emergency Proceeds - AIV	0	0	0	0	0	(4,524)	0	0	3,935	476	0	0	(113)
a665500 - Ins Damage Above Deductible	0	0	0	0	0	0	1,065	0	0	0	0	0	1,065
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053 — Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a665600 - Ins Damage Below Deductible	(6,827)	7,793	(3,814)	(4,823)	1,542	5,907	(5,907)	(1,233)	(77)	(77)	(154)	1,250	(6,421)

0645 - Casualty Gain (Loss)	(6,827)	7,793	(3,814)	(4,823)	1,542	1,383	(4,842)	(1,233)	3,858	399	(154)	1,250	(5,468)

a624160 - Other Exp - Bank Charges	72	115	112	73	81	104	105	118	104	104	111	101	1,200

0680 - Other Inc (Exp) Net	72	115	112	73	81	104	105	118	104	104	111	101	1,200
a700000 - Depr Exp - Real Property	4,224	4,191	4,165	4,185	4,178	4,179	4,184	4,806	4,559	4,728	4,588	4,633	52,621
a700000 - Depr Exp - Furniture & Fixture	19,661	19,678	19,318	19,663	19,896	19,682	19,542	19,455	20,617	20,316	20,122	20,026	237,979

Real Estate Deprec & Amort	23,886	23,870	23,483	23,848	24,075	23,861	23,726	24,261	25,177	25,044	24,71 1	24,659	290,600
a705000 - Depreciation - Non RE Assets	136	136	136	136	136	136	136	128	119	118	118	118	1,552

0695 - Deprec Amort Non-RE	136	136	136	136	136	136	136	128	119	118	118	118	1,552

Noncontrollable Operating Exp	51,509	65,139	53,91 5	52,925	59,029	60,065	53,365	57,619	63,708	60,248	64,112	60,472	702,107

Total Operating Expense	105,369	117,832	122,163	126,442	126,511	122,044	114,152	108,050	121,153	115,906	120,209	117,031	1,416,864

OPERATING INCOME	113,348	101,246	134,728	94,885	105,751	143,330	126,148	128,410	65,347	120,747	111,114	124,975	1,370,029

NON-OPERATING INCOME (EXPENSES)

a805000 - Int Inc concentr - Convent	(28)	(30)	(24)	1	1	0	0	0	0	0	0	0	(80)
a805700 - Int Inc - Security Deposit	4	0	1	1	0	0	0	0	1	0	0	1	9
a805800 - Int Exp - Secutity Deposit	(158)	(65)	(192)	(75)	0	(9)	(221)	(62)	(201)	(55)	(170)	(218)	(1,426)
0710 - Prop Int Inc MM & IBA	(183)	(94)	(215)	(74)	1	(9)	(221)	(61)	(201)	(54)	(169)	(218)	(1.497)

Total Interest Income	(183)	(94)	(215)	(74)	1	(9)	(221)	(61)	(201)	(54)	(169)	(218)	(1,497)

a810010 - Int Exp - Secured Fixed 1st	(38,248)	(38,325)	(38,286)	(38,130)	(38 ,209)	(38,170)	(38,011)	(38,091)	(38,051)	(37,890)	(37,971)	(37,931)	(457,312)
a810020 - Int Exp - Secured Fixed 2nd	(30,857)	(30,922)	(30,890)	(30,760)	(30,825)	(30,793)	(30,661)	(30,727)	(30,694)	(30,560)	(30 628)	(30,594)	(368,910)

0750 - Interest Exp Mortgage	(69,105)	(69,247)	(69,176)	(68,890)	(69,034)	(68,962)	(68,672)	(68,818)	(68,745)	(68,450)	(68,598)	(68,525)	(826,222)
a811000 - Deferred Loan Cost Amort	(1,401)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(32,094)

0752- DLC &,Other Amort	(1,401)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3,045)	(3.045)	(3,045)	(32,094)
a813150 - Fees - Other	0	0	0	0	0	50,829	0	0	0	0	0	0	50,829

0756 - Int Exp Financial Exp	0	0	0	0	0	50,829	0	0	0	0	0	0	50,829

Int Exp - Property	(67,704)	(72,292)	(72,221)	(71,935)	(72,079)	(21,179)	(71,717)	(71,863)	(71,790)	(71,496)	(71,643)	(71,570)	(807,487)

0829100 - Construction Period Interest	6	0	0	0	0	0	0	0	0	0	0	0	6

0790 - Int Exp - Capitalized	6	0	0	0	0	0	0	0	0	0	0	0	6

Total Interest Expense	(67,698)	(72,292)	(72,221)	(71,935)	(72,079)	(21,179)	(71,717)	(71,863)	(71,790)	(71,495)	(71,643)	(71,570)	(807,481)

Total Non-Qperating lnc (Exp)	(67,880)	(72,386)	(72,436)	(72,009)	(72,078)	(21,187)	(71,938)	(71,924)	(71,991)	(71,550)	(71,813)	(71,787)	(808,979)

Net Income (Loss)	45,468	28,860	62,291	22,876	33,673	122,143	54,210	56,486	(6,644)	(49,197)	39,302	53,188	561,050

CHANGE IN ASSETS

a100000 - Building Initial Acquisition	0	0	(1,004)	0	0	0	0	0	0	0	0	0	(1,004)
a100030 - Personal Prop Initial Acq	0	0	(600)	0	0	0	0	0	0	0	0	0	(600)
a100400 - Office Computers	0	0	0	0	0	0	0	0	0	0	0	0	0
a100440 - Equipment	0	0	0	0	0	0	0	0	0	0	0	0	0

Initial Acq & Other Capital	0	0	(1,604)	0	0	0	0	0	0	0	0	0	(1,604)

a100510 - TC Dishwasher	(221)	0	0	0	0	0	0	(405)	(202)	0	0	(202)	(1,031)
a100520 - TC Dryer	0	0	0	0	0	0	0	0	(732)	(21)	0	0	(753)
a100530 - TC Microwave	0	0	(285)	0	0	0	0	0	0	0	0	0	(285)
a100540 - TC Range / Oven	(388)	0	0	0	0	o	0	0	(382)	o	0	0	(769)
a100550 - TC Refrigerator	(465)	0	0	0	0	0	0	(423)	0	0	0	(423)	(1,310)
a100560 - TC Washer	(632)	(285)	(25)	0	(374)	(906)	(1,372)	(302)	(302)	0	(302)	0	(4,500)
a100600 - TC Flooring Carpet	(2,799)	(2,142)	(3,411)	(3,123)	(1,715)	0	(2,037)	(995)	(4,299)	(1,167)	(2,577)	(3,726)	(27,992)
a100620 - TC FIooring Tile	0	0	0	(40)	(2)	0	0	0	0	0	0	0	(42)
a100630 - TC Flooring Vinyl	0	0	0	0	(700)	(1,250)	(1,250)	(700)	0	(1,250)	(550)	(1,100)	(6,800)
a100700 - TC Doors	0	0	0	0	0	0	0	0	0	(4,842)	0	0	(4,842)
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053 - Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a100750 - TC Light Fixtures	(43)	0	0	0	0	0	0	0	(33)	0	0	(41)	(118)
a100900 - TC Interior Decorations	(600)	(158)	(86)	5	(92)	0	(116)	(2,100)	(39)	0	0	0	(3,186)
a100910 - TC Miniblinds / Drapes	(817)	0	(251)	(180)	(139)	(52)	(295)	(168)	(227)	(493)	(168)	(155)	(2,945)

Turn Capital	(5,965)	(2,585)	(4,057)	(3,338)	(3,022)	(2,208)	(5,069)	(5,093)	(6,216)	(7,774)	(3,598)	(5,648)	(54,573)
a101130 - PC Gutters	0	0	0	0	0	0	0	(1,557)	0	1,557	0	0	0
a101150 - PC Painting Exterior	0	0	0	0	0	0	0	(30,800)	0	0	0	0	(30,800)
a101180 - PC Roofs Tile Shingle	0	0	0	0	0	0	0	0	0	0	0	(1,100)	(1,100)
a101500 - PC Concrete /Asphalt	0	0	0	0	0	0	0	0	0	0	0	0	0
a101560 - PC Parking Lots	0	C	0	0	0	0	(78,980)	0	0	0	0	0	(78,980)
a101660 - PC Heating — Boilers	0	0	0	(675)	0	0	0	0	0	0	0	0	(675)
a101700 - PC Electrical	0	0	0	0	0	0	0	0	0	0	(5,815)	0	(5,815)
a101710 - PC Water/Sewer	0	0	0	0	(954)	242	0	0	0	0	0	0	(712)
a101810 - PC Water Heater	0	0	(15,000)	(18,594)	(3,314)	0	0	0	0	0	0	0	(36,908)
a101950 - PC Other	45	158	39	37	134	42	39	37	40	381	411	101	1,464

Project Capital	45	158	(14,961)	(19,232)	(4,134)	284	(78,941)	(32,319)	40	1,938	(5,404)	(999)	(153,526)
a102000 - Construction Service Fees — CR	0	0	0	0	0	0	0	(7,004)	(5,501)	(890)	(613)	(1,232)	(15,241)
a102010 - Capitalized Payroll	(2,441)	(2,637)	(3,115)	(1,537)	(1,720)	(1,148)	(1,074)	(2,501)	(1,374)	(1,161)	(1,329)	(1,911)	(21,947)

Other Capital Replacements	(2,441)	(2,637)	(3,115)	(1,537)	(1,720)	(1,148)	(1,074)	(9,505)	(6,875)	(2,051)	(1,942)	(3,143)	(37,188)
a102400 - CR Allocation Out — TC	331	54	57	23	66	150	219	176	247	2,358	42	88	3,810
a102410 - CR Allocation Out — PC	0	32	26	334	669	(173)	37	565	(6)	(612)	746	610	2,226
a102490 - CR Allocation Out — P/R & Oth	0	0	0	0	77	0	0	0	0	0	0	0	77

CR Allocation Out	330	86	83	357	811	(23)	256	740	241	1,746	788	698	6,113

Capital Replacements	(8,030)	(4,979)	(22,050)	(23,751)	(8,065)	(3,095)	(84,828)	(46,178)	(12,810)	(6,141)	(10,157)	(9,091)	(239,174)

a103510 - Construction Service Fees — Cl	(266)	(50)	(13)	(12)	(54)	(110)	3	(38)	(111)	(36)	(262)	(118)	(1,066)

Other Capital Improvements	(266)	(50)	(13)	(12)	(54)	(110)	3	(38)	(111)	(36)	(262)	(118)	(1,066)
a103900 - Cl Allocation In — TC	0	0	0	0	0	0	0	(176)	(247)	(2,358)	(42)	(88)	(2,911)
a103910 - Cl Allocation In — PC	(330)	(86)	(83)	(357)	(811)	23	(256)	(565)	6	(612)	(746)	(610)	(3,202)

Cl Allocation In	(330)	(86)	(83)	(357)	(811)	23	(256)	(740)	(241)	(1,746)	(788)	(698)	(6,113)

Capital Improvements	(596)	(136)	(95)	(369)	(865)	(87)	(253)	(779)	(352)	(1,782)	(1,049)	(816)	(7,179)

a104500 - Casualty CIP Repairs	0	0	0	0	0	0	(4,842)	0	0	4,842	0	0	0
a104510 - Casualty CIP Cap Interest	(6)	0	0	0	0	0	0	0	0	0	0	0	(6)
a104520 - Casualty CIP Taxes & Insur	0	0	0	0	0	0	0	0	0	0	0	0	0
a104530 - Casualty CIP Cap Oper Costs	(6)	0	0	0	0	0	0	0	0	0	0	0	(6)
a104540 - Casualty CIP Constr Svc Fees	(122)	(1,025)	(127)	(517)	(723)	0	0	(726)	0	0	726	0	(2,513)
a104600 - Casualty CIP Recls to In Svc	0	0	1,004	0	0	0	0	0	0	0	0	0	1,004
a104700 - Casualty Capital Spend 5 Yr	(6,831)	(844)	(3,446)	(4,823)	0	0	0	0	0	0	0	0	(15,943)

Casualty Capital — Total	(6,965)	(1,869)	(2,569)	(5,340)	(723)	0	(4,842)	(726)	0	4,842	726	0	(17,465)

a104910 - FDWO — Land	0	0	0	0	0	0	0	21,355	0	0	0	0	21,355
a104920 - FDWO — Buildings	0	0	0	0	0	0	0	1,116,262	0	0	0	0	1,116,262
a104930 - FDWO — Bldg Equip Fixed	0	0	0	0	0	0	0	37,257	0	0	0	0	37,257
a104940 - FDWO — Bldg Equip Portable	0	0	0	0	0	0	0	239,942	0	0	0	0	239,942
a104950 - FDWO — Fum — Proj/Tenant Use	0	0	0	0	0	0	0	81,065	0	0	0	0	81,065
a104960 - FDWO — Furnishings	0	0	0	0	0	0	0	756,202	0	0	0	0	756,202
a104965 - FDWO — Office Furn Equip	0	0	0	0	0	0	0	23,940	0	0	0	0	23,940
a104990 - FDWO — Misc Fixed Assets	0	0	0	0	0	0	0	79,000	0	0	0	0	79,000

Fully Deprec Asset Write-Off	0	0	0	0	0	0	0	2,355,023	0	0	0	0	2,355,023

0100 - Real Estate	(15,590)	(6,983)	(26,318)	(29,460)	(9,654)	(3,182)	(89,923)	2,307,340	(13,162)	(3,081)	(10,480)	(9,908)	2,089,601

a104995 - FDWQ — Accumulated Deprec	0	0	0	0	0	0	0	(2,355,023)	0	0	0	0	(2,355,023)
a109000 - Accum Depr Building	4,224	4,191	4,165	4,185	4,178	4,179	4,184	4,806	897	897	897	897	37,702
a109100 - Accum Depr Building Improve	0	0	0	0	0	0	0	0	3,239	3,212	3,060	3,079	12,589
a109200 - Accum Depr Fur Fix Equip	19,797	19,814	19,454	19,799	20,032	19,818	19,678	19,583	19,652	19,377	19,319	19,250	235,575
a109300 - Accum Depr Land Improve	0	0	0	0	0	0	0	0	1,507	1,676	1,551	1,551	6,286

0109 - Accum Deprec & Amort	24,021	24,006	23,619	23,984	24,211	23,997	23,862	(2,330,634)	25,295	25,162	24,829	24,777	(2,062,871)

Net Real Estate	8,431	17,023	(2,699)	(5,475)	14,557	20,815	(66,061)	(23,294)	12,133	22,081	14,348	14,870	26,730

a115900 -Tenant Security Deposits	1,050	(2,122)	2,547	573	(750)	(600)	(950)	0	(450)	(1,401)	885	1,815	598

Tenant Security Deposits	1,050	(2,122)	2,547	573	(750)	(600)	(950)	0	(450)	(1,401)	885	1,815	598
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053 - Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
0115 - Restricted Cash	1,050	(2,122)	2,547	573	(750)	(600)	(950)	0	(450)	(1,401)	885	1,815	598

a120000 - Tenant Accounts Receivable	676	(2,502)	1,781	1,782	836	(1,581)	1,533	(192)	811	(2,462)	(9,157)	8,744	268
a120010 - Tenant Credit Card Receivable	0	(1,635)	(12,983)	14,593	(60)	(3,989)	541	749	920	1,865	350	(300)	50
a120090 - Tenant Bad Debt Allowance	(3,342)	521	1,255	(2,017)	0	2,565	(944)	0	(1,620)	127	10,971	(9,944)	(2,428)

Tenant Receivables	(2,666)	(3,616)	(9,947)	14,358	775	(3,006)	1,129	557	111	(470)	2,164	(1,500)	(2,110)
a120100 - Subsidy Payment Clearing	0	0	0	0	0	0	0	0	0	0	(730)	0	(730)
a120110 - Subsidy Receivable	(1,661)	6,956	(42)	(847)	(121)	(792)	20	20	1,678	(70)	804	(2612)	3,333

Subsidy Receivables	(1,661)	6,956	(42)	(847)	(121)	(762)	20	20	1,678	(70)	74	(2,612)	(2,603)
a120220 - Accounts Receivable (Other)	46	46	46	0	0	0	0	801	(456)	(801)	801	1,257	137
a120230 - AR Rebates	(5)	(102)	97	(20)	(47)	(50)	(45)	(18)	(42)	129	26	(107)	(184)
a120250 - AR Insur Proceeds - Property	0	0	0	0	0	(4,524)	0	0	3,935	589	0	0	0
a120310 - Util Reimb AR Water/Sewer	0	0	(395)	0	0	(1,052)	0	0	574	0	0	(168)	(1,070)
a120320 - Util Reimb AR Natural Gas	0	0	(34,073)	0	0	(13,513)	0	0	46,877	0	0	(1,643)	(2,351)
a120330 - Util Reimb AR Trash	0	0	(26)	0	0	(44)	0	0	(35)	0	0	(115)	(219)
a120340 - Util Reimb AR Fees	0	0	74	0	0	54	0	0	7	0	0	(80)	54
a120360 - Ancillary Inc AR Cable TV	0	0	264	0	0	0	0	0	222	0	0	0	486
a120370 - Ancillary Inc AR Phone	0	0	0	0	0	0	0	0	0	0	(801)	(2,514)	(3,315)

Misc & Other Property Rec	40	(57)	(34,014)	(20)	(47)	(19,129)	(45)	(819)	51,055	(83)	26	(3,370)	(6,463)

Total Receivables - Prop	(4,286)	3,283	(44,003)	13,491	607	(22,927)	1,104	(242)	52,844	(623)	2,264	(7,482)	(5,970)

a130020 - Loan Costs 2nd Mortgage	0	0	0	0	0	0	0	0	0	0	0	0	0
a130510 - LC 1st Mrtg Accum Amort	1,467	1,467	1,467	1,467	1,467	1,467	1,467	1,467	1,467	1,467	1,467	1,467	17,605
a130520 - LC 2nd Mrtg Accum Amort	(2,868)	1,578	1,578	1,578	1,578	1,578	1,578	1,578	1,578	1,578	1,578	1,578	14,489

0130 - Deferred Finance Cost	(1,401)	3,045	3,045	3,045	3,045	3,045	3,045	3,045	3,045	3,045	3,045	3,045	32,094
a150090 - Invin - Tender Related Fees	0	0	0	0	0	0	0	0	(2,175)	0	2,175	0	0

0150 - Investment in Pships	0	0	0	0	0	0	0	0	(2,175)	0	2,175	0	0

a181500 - Prepaid Concessions	576	145	436	(25)	322	253	252	210	185	(109)	214	326	2,784
a181520 - Prepaid Commissions	(1,435)	952	221	101	49	30	731	35	(691)	(31)	(255)	731	436

Prepaid Concessn & Commissn	(859)	1,096	656	76	371	283	983	245	(507)	(140)	(41)	1,057	3,221
a181690 - Prepaid Expense Other	871	871	871	(567)	(18)	891	891	891	891	891	891	(1,226)	6,146

Prepaid Expenses	871	871	871	(567)	(18)	891	891	891	891	891	891	(1,226)	6,146
a181700 - Prepaid RE Taxes	17,906	17,906	17,906	17,906	17,906	17,906	17,906	17,906	17,906	(208,518)	18,956	18,956	(9,453)
a181720 - Prepaid Prop & Liab Insurance	(10,808)	3,980	4,031	4,034	4,031	(26,498)	3,762	3,762	3,762	3,762	3,762	3,762	1,342

Prepaid RE Taxes & Insurance	7,098	21,885	21,936	21,940	21,936	(8,592)	21,668	21,668	21,668	204,755	22,718	22,718	(8,110)

0180 - Other Assets	7,110	23,853	23,463	21,450	22,289	(7,418)	23,541	22,803	22,052	(204,005)	23,568	22,550	1,256

TOTAL ASSETS	10,904	45,082	(17,646)	33,084	39,748	(7,086)	(39,320)	2,312	87,450	(180,902)	46,284	34,798	54,708

CHANGE IN LIABILITIES

a202010 - Mortgage Principal 1st	(7,621)	(7,659)	7,698	(7,736)	7,775	(7,815)	(7,854)	(7,893)	(7,933)	(7,973)	(8,013)	(8,054)	(94,024)
a202020 - Mortgage Principal 2nd	(6,511)	(6,543)	(6,575)	(6,607)	6,639	(6,672)	(6,705)	(6,738)	(6,771)	(6,804)	(6,837)	(6,871)	(80,271)

0202 - Secured Notes Payable	(14,132)	(14,202)	(14,273)	(14,344)	(14,415)	(14,487)	(14,559)	14,631	(14,704)	(14,777)	(14,850)	(14,924)	(174,295)
a220200 - Accts Payable - Prop Trade	27,910	(24,248)	25,053	(11,337)	(10,196)	(14,092)	(442)	7,555	114,538	(83,248)	(38,366)	324	(6,548)
a220230 - Accrued AP - Expenses	(277)	800	913	15,278	(81)	(16,778)	1,018	3,856	(3,861)	96	(1,241)	0	(277)
a220240 - Accrued AP - Capital	600	(600)	0	3,454	(3,454)	0	0	38,698	(38,698)	0	0	0	0
a220260 - Accrued AP - ePro Accruals	(825)	4,596	19,427	(24,582)	4,363	(3,632)	851	1,091	(2,585)	2,389	4,701	4,306	10,100

0220 - Accounts Payable	27,408	(19,451)	45,394	(17,186)	(9,367)	(34,503)	1,427	51,199	69,395	(80,763)	(34,906)	4,630	3,276

a280000 - Accrued Wages - Mgmt	224	(783)	269	274	(45)	200	41	164	(822)	236	230	139	129
a280010 - Accrued Wages - Admin	945	(2,438)	585	577	(85)	524	354	(1,109)	(1,171)	463	358	222	(776)
a280020 - Accrued Wages - Maint	733	(2,850)	729	858	(86)	560	532	525	(2,650)	259	1,099	494	204
a280030 - Accrued Wages - Leasing	0	0	0	0	0	0	0	1,539	(931)	303	264	10	1,185
a280060 - Benefits Accrual	0	(1,240)	1,240	0	0	0	0	0	(697)	697	0	0	0
a280080 - Payroll Tax Accrual	413	(771)	147	1,120	(76)	(520)	(249)	247	(568)	195	200	44	182
a280090 - Workers Comp Accrual	136	(273)	46	51	(5)	36	21	81	(198)	46	39	18	(1)

Accr Payroll Benefits & Taxes	2,452	(8,354)	3,015	2,880	(296)	801	700	1,448	(7,038)	2,199	2,191	927	924
a280510 - Accrued Property Bonus	(3,000)	3,070	1,431	2,750	(4,523)	2,750	0	(3,486)	3,861	(1,225)	3,130	4,895	9,654

Accrued Bonus	(3,000)	3,070	1,431	2,750	(4,523)	2,750	0	(3,486)	3,861	(1,225)	3,130	4,895	9,654
a280620 - Retainage Payable - CR/CE	0	0	0	0	0	0	7,898	(7,898)	0	0	0	0	0
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcdure
Application: _asoAFR	Trend Detail
Run Date: October 06, 2011 9:12:36	p006053- Lazy Hollow
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_ Jul	Y2011_Aug	Y2011_Sep	Total
Accrued Development	0	0	0	0	0	0	7,898	(7,898)	0	0	0	0	0
a280910 - Accrued Int 1st Mortgage	(116)	0	0	(117)	0	0	(119)	0	0	(121)	0	0	(473)
a280920 - Accrued int 2nd Mortgage	(96)	0	0	(98)	0	0	(99)	0	0	(101)	0	0	(393)

Accrued Interest — Mortgage	(212)	0	0	(215)	0	0	(218)	0	0	(222)	0	0	(867)
a281210 - Management Fees Pay	0	0	296	(211)	(85)	0	0	0	0	0	0	0	0

Management Fees pay	0	0	296	(211)	(85)	0	0	0	0	0	0	0	0
a281930 - Unclaimed Checks	(209)	0	(300)	0	517	141	0	0	0	0	0	0	148

Escheatment Pay	(209)	0	(300)	0	517	141	0	0	0	0	0	0	148
a282220 - Accrued Expenses-Other	(4,721)	2,555	(5,110)	2,274	2,274	(4,548)	2,533	2,532	(2,931)	2,134	(4,268)	1,971	(5,305)

Month End Accruals	(4,721)	2,555	(5,110)	2,274	2,274	(4,548)	2,533	2,532	(2,931)	2,134	(4,268)	1,971	(5,305)

0280 - Accrued Expenses	(5,690)	(2,730)	(666)	7,478	(2,114)	(856)	10,913	(7,405)	(6,108)	2,887	1,052	7,793	4,554

a290320 - Prepaid Rent - tenants	(435)	3,138	(2,053)	(4,645)	15,369	(9,627)	1,429	9,538	(5,031)	3,848	1,999	(9,223)	4,306
a290340 - Deferred Rev - Prop/Pship	(445)	(445)	(445)	(445)	(445)	(445)	(445)	(445)	(445)	(445)	(445)	(445)	(5,340)

0290 - Deferred Income	(880)	2,693	(2,493)	(5,090)	(14,924)	(10,072)	984	9,093	(5,476)	3,403	1,554	(9,668)	(1,034)
a291000 - Sec Dap Tenant Held In Trust	(1,050)	2,122	(2,521)	(600)	750	600	950	750	(300)	1,401	(885)	(1,815)	(598)
a291010 - Security Deposit Refund	0	0	(191)	(109)	300	0	(300)	300	(300)	(3)	303	0	0

0291 - Security Deposits	(1,050)	2,122	(2,712)	(709)	1,050	600	650	1,050	(600)	1,398	(582)	(1,815)	(598)

Total Liabilities	5,656	(31,569)	25,243	(29,851)	(9,922)	(59,317)	(585)	39,307	42,507	(87,852)	(47,731)	(13,984)	(168,098)

CHANGE IN EQUITY

a3350050 - Curr Yr Profit & Loss	45,468	28,860	62,291	22,876	33,673	122,143	54,210	56,486	(6,644)	49,197	39,302	53,188	561,050
a35C5SO - Partners Capital - Invest Elim	(69,000)	(46,500)	(45,000)	(25,000)	(33,000)	(50,829)	(70,000)	0	0	0	0	(50,000)	(389,329)

0350 - Ret Earn (Accum Def)	(23,532)	(17,640)	17,291	(2,124)	673	71,314	(15,790)	56,486	(6,644)	49,197	39,302	3,188	171,722

Total Equity	(23,532)	(17,640)	17,291	(2,124)	673	71,314	(15,790)	56,486	(6,644)	49,197	39,302	3,188	171,722

Total liabilities and equity	(17,876)	(49,209)	42,534	(31,975)	(9,249)	11,997	(16,375)	95,793	35,863	(38,655)	(8,429)	(10,796)	3,624

Net Cash Flow	(6,972)	(4,127)	24,888	1,109	30,500	4,912	(55,695)	98,104	123,313	(219,557)	37,855	24,002	58,332

0110 - Cash & Cash Equiv	(6,972)	(4,127)	24,888	1,109	30,500	4,912	(55,695)	98,104	123,313	(219,557)	37,855	24,002	58,332

Calculation of Free Cash Flow

Reportable Net Op Inc.	142,135	143,714	165,969	125,064	142,102	180,986	157,093	163,551	106,645	157,509	147,259	162,326	1,794,353
Plus monthly activity for:
Turn Capital	(5,965)	(2,585)	(4,057)	(3,338)	(3,022)	(2,208)	(5,096)	(5,093)	(6,216)	(7,774)	(3,598)	(5,648)	(54,573)
Project Capital	45	158	(14,961)	(19,232)	(4,134)	284	(78,941)	(32,319)	40	1,938	(5,404)	(999)	(153,526)
Initial Acq & Other Capital	0	0	(1,604)	0	0	0	0	0	0	0	0	0	(1,604)

Equals Free Cash Flow	136,216	141,287	145,348	102,494	134,946	179,062	73,083	126,138	100,468	151,673	138,257	155,679	1,584,650

KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda
QUALIFICATIONS OF THE APPRAISER
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda
PROFESSIONAL QUALIFICATIONS
TERENCE TENER, MAI, ASA
MANAGING PARTNER

EXPERIENCE	Mr. Tener is a founding principal of KTR Real Estate Advisors LLC. Over the course of his career, Mr. Tener has appraised many prominent commercial properties, including the GM Building, 101 Park Avenue, 500 Park Avenue, 410 Park Avenue, 437 Madison Avenue, 475 Fifth Avenue, the Seagrams Building, 900 Third Avenue, Park Avenue Plaza and the Lever House. In addition, Mr. Tener has served as an expert witness in various federal and state courts including New York, New Jersey, Connecticut and Delaware. He has also valued such notable residential and mixed-use properties as CitiSpire, Metropolitan Tower and River Tower. He has been responsible for the valuation of hotels throughout the United States, including the New York Hilton, Washington Hilton, Pittsburgh Hilton, the American Stanhope and a chain of hotels located in Mexico, owned by Groupo Situr. In addition, Mr. Tener has consulted on the valuation of numerous retail properties, including the Smithaven Mall, Herald Center, Sony Entertainment Center in San Francisco and 730 North Michigan Avenue.

LICENSES	Connecticut Certified General Appraiser
Massachusetts Certified General Appraiser
Missouri Certified General Appraiser
New Hampshire Certified General Appraiser
New Jersey Certified General Appraiser
New York Certified General Appraiser
Vermont Certified General Appraiser
Wyoming Certified General Appraiser
New York Real Estate Broker

MEMBERSHIPS	Appraisal Institute — MAI Designation since 1978
American Society of Appraisers (ASA) – Senior Member and former member of the Board of Governors for the NY Chapter
MBA of New York – Board of Governors
Real Estate Board of New York – Appraisal Committee
National Association of Real Estate Fiduciaries
Long Island Board of Realtors
International Council of Shopping Centers (ICSC)
Mortgage Bankers Association of America
Young Mortgage Bankers Association
Appraisal Institute Metropolitan New York Chapter – Admissions Committee and Ethics Committee
Appraisal Journal Review Committee
New York’s East Side Association – Former director
Cardinal’s Committee of the Archdiocese of New York
KTR Real Estate Advisors, LLC

Lazy Hollow Apartments	October 20, 2011
Columbia, MD	Addenda
PROFESSIONAL QUALIFICATIONS
THOMAS J. TENER
MANAGING PARTNER

EXPERIENCE	Mr. Tener is a founding principal of KTR Real Estate Advisors LLC. He has more than 20 years of broad based experience as a real estate professional, including appraisal, physical condition assessments, environmental site assessments, construction, development, brokerage, property management and receivership. Prior to forming KTR, Mr. Tener was the Chief Operating Officer of a national full service commercial due diligence firm. Under his direction, this firm provided appraisal, environmental, engineering and construction consultation on thousands for investment grade properties annually. Mr. Tener has extensive experience in appraisal, including such unique properties as the former Shoreham Nuclear power plant, the Perimeter Center in Atlanta, GA and numerous trophy office buildings. Mr. Tener has been a guest lecturer and panel member on various appraisal and due diligence topics.

LICENSES	New York Certified General Appraiser #46000033225
New York Real Estate Broker
USCG – Third Assistant Engineer
Receiver NYS Supreme Court

MEMBERSHIPS	Appraisal Institute – Associate Member
Association of Real Estate Women
MBA of New York
National Association of Real Estate Fiduciaries
Mortgage Bankers Association of America
Young Mortgage Bankers Association
ASTM International

EDUCATION	United States Merchant Marine Academy, Kings Point, NY
• BS Marine Engineering
• BS Mechanical Engineering and Thermal Systems Design
KTR Real Estate Advisors, LLC